Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT
TO REVOLVING CREDIT AGREEMENT

This THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of December 22, 2023, is entered into by and between STONE POINT CREDIT CORPORATION, a Delaware corporation (the “Initial Borrower”, and collectively with any other Borrower becoming party to the Credit Agreement (including Qualified Borrowers), the “Borrowers”), and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent for the Secured Parties (in such capacity, the “Administrative Agent”), Sole Lead Arranger, and a Lender.

RECITALS

A.       Reference is made to that certain Revolving Credit Agreement dated as of December 29, 2020 (as amended by that certain First Amendment to Revolving Credit Agreement, dated as of December 28, 2021, as amended by that certain Second Amendment to Revolving Credit Agreement, dated as of December 27, 2022, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into by and among the Initial Borrower, the Administrative Agent and the Lenders party thereto from time to time; and

B.       The parties hereto have requested that the Lenders agree to certain modifications to the Credit Agreement and the Lenders have agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

SECTION 1. Definitions; Construction. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. The provisions of Section 1.2 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 2. Changes to the Credit Agreement. As of the Effective Date (as defined below), certain sections of the Credit Agreement are hereby amended as set forth on Annex A to this Amendment. Language being inserted into the applicable section of the Credit Agreement is evidenced by blue underlined text. Language being deleted from the applicable section of the Credit Agreement is evidenced by red strike-through text.

SECTION 3. Conditions Precedent. Section 2 hereof shall become effective on the date (the “Effective Date”) upon each of the following conditions precedent have been satisfied:

3.1.          a counterpart (or counterparts) of this Amendment, executed and delivered by each of the parties hereto, or other evidence satisfactory to the Administrative Agent of the execution and delivery of this Amendment by such parties;

3.2.          resolutions (or other similar authorizing document) of the Borrower authorizing the execution, delivery and performance of this Amendment, certified by a Responsible Officer of such Person as correct and complete copies thereof and in effect on the date hereof;

3.3.          a favorable opinion of counsel to the Credit Parties in form and substance satisfactory to the Administrative Agent and its counsel, dated as of the date hereof;

3.4.          payment of an extension fee equal to thirty-five (35) basis points (0.35%) on the amount of the Maximum Commitment to the Administrative Agent for the benefit of the extending Lenders; and

3.5.          payment of all fees and other amounts due and payable on or prior to the date hereof pursuant to the Loan Documents, and, to the extent invoiced, the reimbursement or payment of all reasonable expenses required to be reimbursed or paid by the Borrowers pursuant to the Loan Documents, including the reasonable fees and disbursements invoiced through the date hereof of Cadwalader, Wickersham & Taft LLP, as Administrative Agent’s counsel.

SECTION 4. Miscellaneous.

4.1.          Reaffirmation of Covenants, Representations and Warranties. Upon the effectiveness of this Amendment, the Borrowers hereby reaffirm all covenants applicable to it, and, in all material respects, representations and warranties made by it in the Credit Agreement to the extent the same are not amended hereby (except to the extent of changes in facts or circumstances that have been disclosed to the Administrative Agent and do not constitute an Event of Default or a Potential Default).

4.2.          Representations and Warranties. The Borrowers hereby represent and warrant that (i) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, subject to Debtor Relief Laws and general equitable principles (whether considered a proceeding in equity or at law), and (ii) upon the Effective Date, no Event of Default or Potential Default shall exist.

4.3.          References to the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

4.4.          Effect on Credit Agreement. Except as specifically amended above, the Credit Agreement and all other Loan Documents executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.5.          No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

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4.6.          Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

4.7.          Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.8.          Headings. Section headings in this Amendment are for reference only and shall in no way affect the interpretation of this Amendment.

4.9.          Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart hereof, or a signature page hereto, by facsimile or in a .pdf or similar file shall be as effective as delivery of a manually executed original counterpart thereof.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

BORROWER:

STONE POINT CREDIT CORPORATION

By:	/s/ Gene Basov
Name: Gene Basov
Title: Chief Financial Officer

CONA – Stone Point Credit Corporation

Third Amendment to Revolving Credit Agreement

ADMINISTRATIVE AGENT, SOLE LEAD ARRANGER AND LENDER:

CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent, Sole Lead Arranger and a Lender

By:	/s/ Louise Che
Name: Louise Che
Title: Vice President

CONA – Stone Point Credit Corporation

Third Amendment to Revolving Credit Agreement

Annex A

EXECUTION VERSION

Annex A to ~~Second~~Third Amendment (Conformed Credit Agreement)

REVOLVING CREDIT AGREEMENT

STONE POINT CREDIT CORPORATION
as the Initial Borrower

and

CAPITAL ONE, NATIONAL ASSOCIATION,
as the Administrative Agent, Sole Lead Arranger and a Lender

December 29, 2020

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

Section 1.1	Defined Terms	1
Section 1.2	Construction	~~32~~35
Section 1.3	Accounting Terms	~~33~~36
Section 1.4	UCC Terms	~~34~~36
Section 1.5	References to Agreement and Laws	~~34~~37
Section 1.6	Times of Day	~~34~~37
Section 1.7	Divisions	~~34~~37
Section 1.8	Rates	~~34~~37

ARTICLE II

REVOLVING CREDIT LOANS

Section 2.1	The Commitment	~~35~~38
Section 2.2	Revolving Credit Commitment	~~35~~38
Section 2.3	Manner of Borrowing	~~35~~38
Section 2.4	Minimum Loan Amounts	~~37~~40
Section 2.5	Funding	~~37~~40
Section 2.6	Interest	~~38~~40
Section 2.7	Determination of Rate	~~38~~41
Section 2.8	[Reserved]	~~38~~41
Section 2.9	Qualified Borrowers	~~38~~41
Section 2.10	Use of Proceeds and Qualified Borrower Guaranties	~~39~~42
Section 2.11	Fees	~~39~~42
Section 2.12	Unused Commitment Fee	~~39~~42

ARTICLE III

PAYMENT OF OBLIGATIONS

Section 3.1	Revolving Credit Notes	~~40~~43
Section 3.2	Payment of Obligations	~~40~~43
Section 3.3	Payment of Interest	~~40~~43
Section 3.4	Payments on the Obligations	~~41~~43
Section 3.5	Prepayments	~~41~~44
Section 3.6	Reduction or Early Termination of Commitments	~~42~~45
Section 3.7	Lending Office	~~42~~45

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ARTICLE IV

CHANGE IN CIRCUMSTANCES

Section 4.1	Taxes	~~43~~45
Section 4.2	Illegality	~~47~~49
Section 4.3	Inability to Determine Rates	~~47~~50
Section 4.4	Increased Cost and Capital Adequacy	~~48~~50
Section 4.5	Funding Losses	~~49~~52
Section 4.6	Requests for Compensation	~~49~~52
Section 4.7	Survival	~~49~~52
Section 4.8	Mitigation Obligations; Replacement of Lenders	~~49~~52
Section 4.9	[Reserved]	~~50~~53
Section 4.10	Benchmark Replacement Setting	~~50~~53

ARTICLE V

SECURITY

Section 5.1	Liens	~~52~~55
Section 5.2	The Collateral Accounts; Drawdowns	~~52~~56
Section 5.3	Agreement to Deliver Additional Collateral Documents	~~53~~56
Section 5.4	Subordination	~~53~~57

ARTICLE VI

CONDITIONS PRECEDENT TO LENDING.

Section 6.1	Obligations of the Lenders	~~54~~57
Section 6.2	Conditions to all Loans	~~56~~59
Section 6.3	Addition of Qualified Borrowers	~~57~~60
Section 6.4	Addition of Borrowers	~~58~~62

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

Section 7.1	Organization and Good Standing	~~60~~64
Section 7.2	Authorization and Power	~~60~~64
Section 7.3	No Conflicts or Consents	~~61~~64
Section 7.4	Enforceable Obligations	~~61~~64
Section 7.5	Priority of Liens	~~61~~65
Section 7.6	Financial Condition	~~61~~65
Section 7.7	Full Disclosure	~~61~~65
Section 7.8	No Default	~~62~~65

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Section 7.9	No Litigation	~~62~~65
Section 7.10	Material Adverse Effect	~~62~~65
Section 7.11	Taxes	~~62~~65
Section 7.12	Principal Office; Jurisdiction of Formation	~~62~~66
Section 7.13	ERISA	~~62~~66
Section 7.14	Compliance with Law	~~62~~66
Section 7.15	Environmental Matters	~~62~~66
Section 7.16	Capital Commitments and Contributions	~~63~~66
Section 7.17	Fiscal Year	~~63~~66
Section 7.18	Investor Documents	~~63~~67
Section 7.19	Margin Stock	~~63~~67
Section 7.20	Investment Company Status	~~63~~67
Section 7.21	No Defenses	~~63~~67
Section 7.22	No Withdrawals Without Approval	~~64~~67
Section 7.23	Sanctions	~~64~~67
Section 7.24	Insider	~~64~~68
Section 7.25	Investors	~~64~~68
Section 7.26	Organizational Structure	~~64~~68
Section 7.27	No Brokers	~~64~~68
Section 7.28	Financial Condition	~~64~~68
Section 7.29	Beneficial Ownership Certification	~~64~~68

ARTICLE VIII

AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES

Section 8.1	Financial Statements, Reports and Notices	~~65~~68
Section 8.2	Payment of Obligations	~~67~~71
Section 8.3	Maintenance of Existence and Rights	~~68~~71
Section 8.4	Operations and Properties	~~68~~71
Section 8.5	Books and Records; Access	~~68~~72
Section 8.6	Compliance with Law	~~68~~72
Section 8.7	Insurance	~~68~~72
Section 8.8	Authorizations and Approvals	~~68~~72
Section 8.9	Maintenance of Liens	~~68~~72
Section 8.10	Further Assurances	~~68~~72
Section 8.11	Maintenance of Independence	~~69~~72
Section 8.12	Taxes	~~69~~73
Section 8.13	Compliance with Constituent Documents	~~69~~73
Section 8.14	Investor Default	~~69~~73
Section 8.15	Collateral Account	~~69~~73
Section 8.16	Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws	~~69~~73
Section 8.17	Solvency	~~70~~73
Section 8.18	[Reserved]	~~70~~73
Section 8.19	[Reserved]	~~70~~73

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Section 8.20	Compliance with Sanctions	~~70~~73
Section 8.21	Electronic Access to Collateral Account	~~70~~74

ARTICLE IX

NEGATIVE COVENANTS

Section 9.1	Credit Party Information	~~70~~74
Section 9.2	Mergers, Etc.	~~70~~74
Section 9.3	Limitation on Liens	~~70~~74
Section 9.4	Fiscal Year and Accounting Method	~~70~~74
Section 9.5	Transfer of Interests; Admission of Investors	~~70~~74
Section 9.6	Constituent Documents	~~71~~75
Section 9.7	[Reserved]	~~72~~76
Section 9.8	Limitation on Investor Withdrawals	~~72~~76
Section 9.9	Transfers of Capital Commitments	~~72~~76
Section 9.10	Limitation on Indebtedness	~~72~~76
Section 9.11	Capital Commitments	~~72~~76
Section 9.12	Drawdowns	~~72~~76
Section 9.13	ERISA Compliance	~~72~~76
Section 9.14	Dissolution	~~73~~77
Section 9.15	Environmental Matters	~~73~~77
Section 9.16	Limitations on Distributions	~~73~~77
Section 9.17	Limitation on Withdrawals of Funds	~~73~~77
Section 9.18	[Reserved]	~~73~~77
Section 9.19	Limitations of Use of Loan Proceeds	~~73~~77
Section 9.20	Transactions with Affiliates	~~73~~77
Section 9.21	Collateral Accounts	~~74~~78
Section 9.22	Deemed Capital Contributions	~~74~~78
Section 9.23	Sanctions	~~74~~78
Section 9.24	Exchange Listing	~~74~~78
Section 9.25	Drawdowns	~~74~~78

ARTICLE X

EVENTS OF DEFAULT

Section 10.1	Events of Default	~~75~~79
Section 10.2	Remedies Upon Event of Default	~~77~~81
Section 10.3	Lender Offset	~~79~~83
Section 10.4	Performance by the Administrative Agent	~~79~~83
Section 10.5	Good Faith Duty to Cooperate	~~80~~84

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ARTICLE XI

AGENCY PROVISIONS

Section 11.1	Appointment and Authorization of Agents	~~80~~84
Section 11.2	Delegation of Duties	~~81~~85
Section 11.3	Exculpatory Provisions	~~81~~85
Section 11.4	Reliance and Liability	~~81~~86
Section 11.5	Notice of Default	~~83~~87
Section 11.6	Non-Reliance on Agents and Other Lenders	~~83~~87
Section 11.7	Indemnification	~~83~~87
Section 11.8	Agents in Their Individual Capacity	~~84~~88
Section 11.9	Successor Agents	~~84~~88
Section 11.10	Reliance by the Borrowers	~~85~~90
Section 11.11	Administrative Agent May File Proofs of Claim	~~86~~90

ARTICLE XII

MISCELLANEOUS

Section 12.1	Amendments	~~86~~91
Section 12.2	Right of Set-off	~~88~~92
Section 12.3	Sharing of Payments, Etc.	~~88~~93
Section 12.4	Waiver	~~89~~93
Section 12.5	Payment of Expenses; Indemnity	~~89~~94
Section 12.6	Notice	~~91~~96
Section 12.7	Governing Law	~~94~~98
Section 12.8	Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury	~~94~~99
Section 12.9	Severability; Independence of Provisions	~~95~~100
Section 12.10	Entire Agreement; Release; Survival	~~95~~100
Section 12.11	Binding Effect; Successors and Assigns; Participations	~~96~~100
Section 12.12	Defaulting Lenders	~~101~~106
Section 12.13	All Powers Coupled with Interest	~~102~~107
Section 12.14	Headings	~~102~~107
Section 12.15	Survival	~~102~~107
Section 12.16	Full Recourse	~~103~~107
Section 12.17	Availability of Records; Confidentiality	~~103~~108
Section 12.18	Marshalling; Payments Set Aside	~~103~~108
Section 12.19	Customer Identification Notice	~~104~~108
Section 12.20	Multiple Counterparts	~~104~~108
Section 12.21	Term of Agreement	~~104~~109
Section 12.22	Inconsistencies with Other Documents	~~104~~109
Section 12.23	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~104~~109
Section 12.24	Erroneous Payments	110

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SCHEDULES

SCHEDULE I:	Credit Party Information
SCHEDULE II:	Lender Commitments and Related Information
SCHEDULE III:	Credit Party Organizational Structure

EXHIBITS

EXHIBIT A:	Schedule of Investors/Form of Borrowing Base Certificate
EXHIBIT B:	Form of Note
EXHIBIT C:	Form of Security Agreement
EXHIBIT D:	Form of Request for Borrowing
EXHIBIT E:	[Reserved]
EXHIBIT F:	Form of Conversion Notice
EXHIBIT G:	Form of Lender Assignment and Assumption
EXHIBIT H:	Form of Qualified Borrower Promissory Note
EXHIBIT I:	Form of Qualified Borrower Guaranty
EXHIBIT J:	[Reserved]
EXHIBIT K:	[Reserved]
EXHIBIT L:	Form of Responsible Officer’s Certificate
EXHIBIT M:	Form of Compliance Certificate
EXHIBIT N:	Form of Lender Joinder Agreement
EXHIBIT O:	Form of Facility Extension/Increase Request
EXHIBIT P:	[Reserved]
EXHIBIT Q:	[Reserved]
EXHIBIT R-1:	Form of U.S. Tax Compliance Certificate (Foreign Lenders That Are Not Partnerships)
EXHIBIT R-2:	Form of U.S. Tax Compliance Certificate (Foreign Participants That Are Not Partnerships)
EXHIBIT R-3:	Form of U.S. Tax Compliance Certificate (Foreign Participants That Are Partnerships)
EXHIBIT R-4:	Form of U.S. Tax Compliance Certificate (Foreign Lenders That Are Partnerships)
EXHIBIT S:	[Reserved]
EXHIBIT T:	Form of Subscription Agreement
EXHIBIT U:	[Reserved]

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REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT, is dated as of December 29, 2020, by and among STONE POINT CREDIT CORPORATION, a Delaware corporation (the “Initial Borrower”, and collectively with any other Borrower becoming party hereto (including Qualified Borrowers), the “Borrowers”), the banks and financial institutions from time to time party hereto as Lenders, and CAPITAL ONE, NATIONAL ASSOCIATION (“Capital One”), as the Administrative Agent (as hereinafter defined) for the Secured Parties and Sole Lead Arranger.

A.            The Initial Borrower has requested that the Lenders make loans to provide working capital to the Initial Borrower and any other Borrower becoming a party hereto for purposes permitted under the Constituent Documents (as defined below) of the Credit Parties (as defined below).

B.            The Lenders are willing to make loans upon the terms and subject to the conditions set forth in this Credit Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1      Defined Terms. For the purposes of the Loan Documents, unless otherwise expressly defined, the following terms shall have the meanings assigned to them below:

“Account Bank” means (i) U.S. Bank, National Association or (ii) any Eligible Institution that enters into a Control Agreement in accordance with Section 5.2(b).

“Adequately Capitalized” means compliance with the capital standards for bank holding companies as described in the Bank Holding Company Act of 1956, as amended, and regulations promulgated thereunder.

“Administrative Agent” means Capital One, or any successor thereto pursuant to Section 11.9.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means any other Person that, at any time, directly or indirectly, controls or is controlled by, or is under common control with, such Person. For the purpose of this definition, “control” and the correlative meanings of the terms “controlled by” and “under common control with” when used with respect to any specified Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares, partnership interests, shareholder interests, membership interests or by contract or otherwise. “Affiliate” and “Affiliated” shall have correlative meanings.

“Affiliated Investor” means an Investor that is an Affiliate of a Credit Party.

“Agency Services Address” means the address for the Administrative Agent set forth in Section 12.6, or such other address as may be identified by the Administrative Agent.

“Agent-Related Person” has the meaning provided in Section 11.3.

“Agents” means, collectively, the Administrative Agent and any successors and assigns in such capacities.

“Annual Valuation Period” means the “annual valuation period” as defined in 29 C.F.R. §2510.3-101(d)(5) as determined for each Borrower.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which any Credit Party or any of its Subsidiaries is located or doing business.

“Anti-Money Laundering Laws” means Applicable Law in any jurisdiction in which any Credit Party or any of its Subsidiaries is located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means (a) with respect to SOFR Loans, ~~195~~235 basis points (~~1.95~~2.35%) per annum, (b) with respect to Reference Rate Loans, ~~95~~135 basis points (~~0.95~~1.35%) per annum, and (c) with respect to any Benchmark Replacement, the Applicable Margin referenced in clause (a) above.

“Applicable Requirement” means each of the following requirements:

(a)            such Investor (or such Investor’s Sponsor, Responsible Party or Credit Provider, if applicable) shall be a Rated Investor, and such Investor (or such Investor’s Sponsor, Responsible Party or Credit Provider, as applicable) shall have a Rating of BBB/Baa2 or higher; and

(b)            if such Investor (or such Investor’s Sponsor, Responsible Party or Credit Provider, if applicable) is:

(i)            a Bank Holding Company, it shall have Adequately Capitalized status or better;

(ii)          an insurance company, it shall have a Best’s Financial Strength Rating of A- or higher;

(iii)          a Pension Plan Investor or Governmental Plan Investor, or the trustee or nominee of a Pension Plan Investor or a Governmental Plan Investor, such Pension Plan Investor or Governmental Plan Investor, as applicable, shall have a minimum Funding Ratio based on the Rating of its Sponsor or Responsible Party, as applicable, as follows:

Sponsor/Responsible Party Rating	Minimum Funding Ratio
A-/A3 or higher	No minimum
BBB/Baa2 or higher	90%

The first Rating above is the S&P Rating and the second Rating above is the Moody’s Rating. In the event that the S&P and Moody’s Ratings are not equivalent, the Applicable Requirement shall be based on the lower of the two. If any such Person has only one Rating from either S&P or Moody’s, that Rating shall apply.

“Assignee” has the meaning provided in Section 12.11(b).

“Assignment and Assumption” means agreement substantially in the form of Exhibit G pursuant to which a Lender assigns all or a portion of its rights and obligations hereunder.

“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Availability Period” means the period commencing on the Closing Date and ending on the Maturity Date.

“Available Commitment” means the lesser of (a) the Maximum Commitment and (b) the Borrowing Base.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any ~~payment period~~tenor for ~~interest calculated with reference to~~ such Benchmark (or ~~any~~ component thereof) that is or may be used for determining ~~any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date~~the length of an interest period pursuant to this Credit Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then removed from the definition of “Interest Period” pursuant to Section 4.10(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule, or requirement for such EEA Member Country from time to time ~~which~~that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation, or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms, or other financial institutions or their affiliates (other than through liquidation, administration, or other insolvency proceedings).

“Bank Holding Company” means a “bank holding company” as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended from time to time and any successor statute or statutes, or a non-bank subsidiary of such bank holding company.

“Benchmark” means, initially, Daily Simple SOFR; provided that if a Benchmark Transition Event has occurred with respect to Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.10(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of (a) the alternate benchmark rate that has been selected jointly by Administrative Agent and the Borrowers in accordance with Section 4.10(a), giving due consideration to (~~A~~i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (~~B~~ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated ~~or bilateral~~ credit facilities~~. Notwithstanding the foregoing, in no event shall any~~ at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Documents.

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Reference Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment or conversion notices, length of lookback periods and other technical, administrative or operational matters) that the Administrative Agent decides, in its reasonable discretion and in consultation with the Borrowers, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines, in consultation with the Borrowers, that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent determines, in its reasonable discretion and in consultation with the Borrowers, is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents). If the Borrowers do not affirmatively assert the right to consult on the Benchmark Replacement Conforming Changes within five (5) Business Days of receipt of notice of such changes from the Administrative Agent, the Borrowers will be deemed to have agreed to the changes referenced therein~~

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)            in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no ~~longer~~ n-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a Term Rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that at the time of such statement or publication there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are ~~no longer~~not, or as of a specified future date will ~~no longer~~not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.10 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 4.10.

“Beneficial Ownership Certification”: means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in a form as agreed to by the Administrative Agent.

“Beneficial Ownership Regulation”: means 31 C.F.R. § 1010.230.

“Best’s Financial Strength Rating” means a “Best’s Financial Strength Rating” by A.M. Best Company.

“Borrower” and “Borrowers” have the meanings provided in the first paragraph hereof.

“Borrower Party” has the meaning provided in Section 11.1(a).

“Borrowing” means a disbursement made by the Lenders of any of the proceeds of the Loans, and “Borrowings” means the plural thereof.

“Borrowing Base” means, at any time, the sum of (a) ninety percent (90%) of the aggregate Unfunded Capital Commitments of the Included Investors, and (b) sixty-five percent (65%) of the aggregate Unfunded Capital Commitments of the Designated Investors, in each case as such Unfunded Capital Commitments are first reduced by the amount in excess of all applicable Concentration Limits.

“Borrowing Base Certificate” means the certification and spreadsheet setting forth the calculation of the Available Commitment in the form of Exhibit A.

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day of the year except: a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Applicable Law to close; and (b) if such day relates to any interest rate settings as to a SOFR Loan, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that its members be closed for the entire day for purposes of trading in United States government securities.

“Bylaws” means the Bylaws of the Initial Borrower, as the same may be amended, restated, modified or supplemented in accordance with the terms hereof.

“Capital Commitment” means the capital commitment of the Investors to the Borrowers in the amount set forth in the applicable Subscription Agreement. “Capital Commitments” means, where the context may require, all Capital Commitments, collectively.

“Capital Contribution” means the amount of cash actually contributed by an Investor to the Borrowers in the form of a Drawdown Purchase with respect to its Capital Commitment. “Capital Contributions” means, where the context may require, all Capital Contributions, collectively.

“Capital Lease” means any lease of any property by any Person or any of its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a consolidated balance sheet of such Person and its Subsidiaries.

“Capital One” has the meaning provided in the first paragraph hereof.

“Cash Control Event” shall occur if (a) an Event of Default has occurred and is continuing; (b) a Potential Default has occurred and is continuing; or (c) a mandatory prepayment has been triggered pursuant to Section 3.5(b) and is yet to be repaid.

“Certificate of Incorporation” means the Certificate of Incorporation of the Initial Borrower, filed with the Delaware Secretary of State on November 30, 2020.

“Change in Law” means the occurrence, after the date hereof, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the Investment Manager ceases to be controlled or under common control with the Borrower.

“Closing Date” means the date hereof; provided that all of the conditions precedent set forth in Section 6.1 shall be satisfied or waived by the Lenders in writing.

“Collateral” means all of the collateral security for the Obligations pledged or granted pursuant to the Collateral Documents.

“Collateral Account” means, for each Borrower that has Investors, the account listed on Schedule I which is used for receipt of Capital Contributions. “Collateral Accounts” means, where the context requires, all Collateral Accounts, collectively.

“Collateral Documents” has the meaning provided in Section 5.1.

“Commitment” means, for each Lender, the amount set forth on Schedule II or on its respective Assignment and Assumption or Lender Joinder Agreement, as the same may be reduced pursuant to Section 3.6 or by assignment pursuant to Section 12.11(b).

“Compliance Certificate” has the meaning provided in Section 8.1(b).

“Concentration Limit” means the limits on the aggregate amount of an Unfunded Capital Commitment set forth below, calculated for each Investor classification as a percentage of the aggregate Unfunded Capital Commitments of all Included Investors and Designated Investors:

Investor Classification	Concentration Limit
Rated Included Investor (dependent on applicable Ratings below)[1,2]
AAA/Aaa	25%
AA+/Aa1 to AA-/Aa3	20%
A+/A1 to A-/A3	15%
BBB+/Baa1 to BBB/Baa2	15%
Other Concentration Limits
Unrated Included Investors	15%
Designated Investors	7.5%
Aggregate Designated Investors	35%

provided, that, for purposes of calculating the above Concentration Limits for any Investor, each Investor and its investing Affiliates shall be treated as a single Investor.

“Conforming Changes” means, with respect to either the use or administration of Daily Simple SOFR, or the use, administration, adoption, or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Reference Rate”, the definition of “Business Day”, the definition of “Interest Period”, or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Sections 4.5 and 4.6 and other technical, administrative or operational matters) that the Administrative Agent decides, in its reasonable discretion and in consultation with the Borrowers, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines, in consultation with the Borrowers, that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides, in its reasonable discretion and in consultation with the Borrowers, is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents).

1 The Ratings for such Investor will be the lower of any Rating of such Investor. If such Investor has only one Rating, that Rating shall apply.

2 For any Investor that is an unrated subsidiary of a rated parent, acceptable Credit Link Documents from the Rated parent entity will be required to apply the Concentration Limit based on such parent’s Ratings.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means: (a) for the Initial Borrower, the Operative Documents; and (b) for any other Person, its constituent or organizational documents and any governmental or other filings related thereto, including: (i) in the case of any limited partnership, exempted limited partnership, joint venture, trust or other form of business entity, the limited partnership agreement, exempted limited partnership agreement, joint venture agreement, articles of association or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state or jurisdiction of its formation; (ii) in the case of any limited liability company, the articles of formation, limited liability company agreement and/or operating agreement for such Person; and (iii) in the case of a corporation or an exempted company, the certificate or articles of incorporation or association and the bylaws for such Person, in each such case as it may be restated, modified, amended or supplemented from time to time.

“Contractual Obligations” means, as to any Person, any provision of any security (whether in the nature of Stock, or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Control Agreement” means each Control Agreement among a Borrower, the Administrative Agent and the Account Bank, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Controlled Group” means: (a) the controlled group of corporations as defined in Section 414(b) of the Internal Revenue Code; or (b) the group of trades or businesses under common control as defined in Section 414(c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code), in each case of which the applicable Credit Party is a member.

“Conversion Notice” has the meaning provided in Section 2.3(f).

“Convert,” “Conversion,” and “Converted” shall refer to a conversion pursuant to Section 2.3(f) or Article IV of one Type of Loan into another Type of Loan.

“Credit Agreement” means this Revolving Credit Agreement, inclusive of this Section 1.1, as amended, restated, supplemented or otherwise modified from time to time.

“Credit Facility” means the credit facility provided to the Borrowers by the Lenders under the terms and conditions of the Loan Documents.

“Credit Link Documents” means such financial information and documents as may be requested by the Administrative Agent in its sole discretion to connect the relevant credit link or credit support of a Sponsor, Credit Provider or Responsible Party, as applicable, to the obligations of an Investor to make Capital Contributions, which may include a written guaranty or other acceptable instrument to enable the applicable Investor to satisfy the Applicable Requirement based on the Rating or other credit standard of its Sponsor, Credit Provider or Responsible Party, as applicable.

“Credit Party” means a Borrower. “Credit Parties” means the Borrowers, collectively.

“Credit Party Direction” has the meaning provided in Section 10.1(d).

“Credit Provider” means a Person providing Credit Link Documents of the obligations of an Investor to make Capital Contributions.

“Daily Simple SOFR” means, for any day (a “SOFR ~~Interest~~Rate Day”), ~~an interest~~a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) Business Days prior to (i) if such SOFR ~~Interest~~Rate Day is a Business Day, such SOFR ~~Interest~~Rate Day or (ii) if such SOFR ~~Interest~~Rate Day is not a Business Day, the Business Day immediately preceding such SOFR ~~Interest~~Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. (New York City time) on the second (2nd) Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt Limitations” means the limitations set forth in Section 9.10.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default Rate” means on any day the lesser of: (a) the Reference Rate in effect on such day plus two percent (2%) and (b) the Maximum Rate.

“Defaulting Lender” means, subject to Section 12.12(b) and Section 4.8, any Lender that (a) has failed to (i) fund all or any portion of the Loans required to be funded by it hereunder within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified any Credit Party or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Credit Parties, to confirm in writing to the Administrative Agent and the Credit Parties that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Credit Parties), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (iii) become the subject of a Bail-in Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 12.12(b) and Section 4.8(b)) upon delivery of written notice of such determination to the Credit Parties and each other Lender.

“Designated Investor” means an Investor (a) that has been approved in writing as a Designated Investor by the Lenders, in their sole discretion, and (b) in respect of which there has been delivered to the Administrative Agent:

(a)            a true and correct copy of the Subscription Agreement executed and delivered by such Investor substantially in the form of Exhibit T, together with the applicable Credit Party’s countersignature;

(b)            a true and correct copy of any Side Letter duly executed and delivered by such Investor, which shall be acceptable to the Administrative Agent in its sole discretion;

(c)            if such Investor’s Subscription Agreement or any Constituent Document of the applicable Credit Party, executed by such Investor was signed by the applicable Credit Party, or any Affiliate of any thereof as an attorney-in-fact on behalf of such Investor, the Administrative Agent shall have received authority documentation reasonably satisfactory to the Administrative Agent; and

(d)            such other information as requested by the Administrative Agent;

provided that any Designated Investor in respect of which an Exclusion Event has occurred shall no longer be a Designated Investor until such time as all such Exclusion Events shall have been cured and such Investor shall have been restored as a Designated Investor in the sole discretion of the Lenders. The Designated Investors as of the Closing Date are those specified as such on Exhibit A, and Designated Investors approved by the Lenders subsequent to the Closing Date will be evidenced by an updated Exhibit A provided by the Administrative Agent to the Borrowers.

“Distribution” has the meaning provided in Section 9.16.

“Dollars” and the sign “$” mean the lawful currency of the United States of America.

“Drawdown” means the issuance of a Drawdown Notice to any or all of the Investors for payment of each Investor’s Drawdown Share Amount pursuant to and in accordance with the Subscription Agreements of the Investors.

“Drawdown Notice” shall have the meaning given to such term in the Subscription Agreements.

“Drawdown Purchase” shall have the meaning given to such term in the Subscription Agreements.

“Drawdown Share Amount” shall have the meaning given to such term in the Subscription Agreements.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country ~~which~~that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country ~~which~~that is a parent of an institution described in clause (a) of this definition~~;~~, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.11(b)(i), (ii) and (iii) (subject to such consents, if any, as may be required under Section 12.11(b)(iii)).

“Eligible Institution” means any depository institution, organized under the laws of the United States or any state, having capital and surplus in excess of $200,000,000, the deposits of which are insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by Applicable Law and which is subject to supervision and examination by federal or state banking authorities; provided that such institution also must have a short-term unsecured debt rating of at least P-1 from Moody’s and at least A-1 from S&P. If such depository institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

“Endowment Fund Investor” means an Investor that is a wholly owned, tax exempt, public charity subsidiary of a Sponsor, the assets of which Investor are not wholly disbursable for the Sponsor’s purposes on a current basis under the specific terms of all applicable gift instruments, formed for the sole purpose of accepting charitable donations on behalf of such Sponsor and investing the proceeds thereof.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury to human health or the environment.

“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“Environmental Liability” means any claim, demand, liability (including strict liability) obligation, accusation or cause of action, or any order, violation, loss, damage (including, without limitation, to any Person, property or natural resources and including consequential damages), injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, cleanup, restoration or any other cost or expense whatsoever (including reasonable fees, costs and expenses of attorneys, consultants, contractors, experts and laboratories) and disbursements in connection with any Environmental Claims, violation or alleged violation of any Environmental Law, the imposition of any Environmental Lien or the failure to comply in all material respects with any Environmental Requirement.

“Environmental Lien” means a Lien in favor of any Governmental Authority: (a) under any Environmental Law; or (b) for any liability or damages arising from, or costs incurred by, any Governmental Authority in response to the Release or threatened Release of any Hazardous Material.

“Environmental Requirement” means any Environmental Law, agreement, or restriction, as the same now exists or may be changed, amended, or come into effect in the future, which pertains to health, safety, or the environment, including, but not limited to ground, air, water, or noise pollution, or underground or aboveground tanks.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.

“ERISA Investor” means an Investor that is: (a) an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Title I of ERISA; (b) any “plan” defined in and subject to Section 4975 of the Internal Revenue Code; or (c) any entity or account whose assets include or are deemed to include the Plan Assets of one or more such employee benefit plans or plans pursuant to the Plan Asset Regulations or other relevant legal authority.

“Erroneous Payment” has the meaning specified in Section 12.24(a).

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 12.24(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning provided in Section 10.1.

“Exchange Listing” shall have the meaning given to such term in the Subscription Agreements.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 4.8(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 4.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.1(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exclusion Event” means, with respect to any Included Investor or Designated Investor (or, if applicable, the Sponsor, Responsible Party, or Credit Provider of such Included Investor or Designated Investor) any of the following events shall occur (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)            if actually known to a Responsible Officer of the Borrower, such Investor shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, liquidator or other similar official of itself or of all or a substantial part of its assets; (ii) file a voluntary petition as debtor in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding; or (vi) take personal, partnership, limited liability company, corporate or trust action, as applicable, for the purpose of effecting any of the foregoing;

(b)            if actually known to a Responsible Officer of the Borrower, (A) an involuntary case or other proceeding shall be commenced against it, seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or (B) an order, order for relief, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking such Investor’s reorganization or appointing a receiver, custodian, trustee, intervenor, or liquidator of such Person or of all or substantially all of its assets and such order, judgment, or decree shall continue unstayed and in effect for a period of sixty (60) days, or an order for relief shall be entered in respect of such Person in a proceeding under any Debtor Relief Law and such order, judgment, or decree shall continue unstayed and in effect for a period of sixty (60) days;

(c)            if actually known to a Responsible Officer of the Borrower, any final judgment or decree which in the aggregate exceeds ten percent (10%) of the net worth of such Investor (measured as of the date of its initial designation as an Included Investor or Designated Investor, as applicable) shall be rendered against such Person, and (i) any such judgment or decree shall not be discharged, paid, bonded or vacated within thirty (30) days of issuance or (ii) enforcement proceedings shall be commenced by any creditor on any such judgment or decree and such judgment or decree shall not otherwise be covered by insurance in an amount that would cause any uninsured potential liability not to exceed ten percent (10%) of the net worth of the Investor;

(d)            such Investor shall (i) repudiate, challenge, or declare unenforceable its obligation to make contributions pursuant to its Capital Commitment or a Drawdown or such obligation shall be or become unenforceable, (ii) otherwise disaffirm any material provision of its Subscription Agreement, the Constituent Documents of any Borrower or any Credit Link Document, or (iii) give any written notice of its intent to withdraw from the applicable Borrower or that it may not fund future contributions pursuant to a Drawdown or comply with the provisions of its Subscription Agreement, the Constituent Documents of any Borrower or any Credit Link Document;

(e)            such Investor shall fail to make a capital contribution when initially due pursuant to a Drawdown, without regard to any notice or cure period under the applicable Subscription Agreement, and such delinquency is not cured within five (5) Business Days;

(f)            such Investor shall become or be declared a “Defaulting Shareholder” under its Subscription Agreement or the Constituent Documents of any Borrower;

(g)            any representation, warranty, certification or statement made by such Investor under its Subscription Agreement (or related Side Letter) or Credit Link Document shall prove to be untrue, inaccurate or misleading in any material respect and would reasonably be expected to have a material adverse effect on the ability of such Investor to fund future Capital Contributions;

(h)            if actually known to a Responsible Officer of the Borrower, such Investor encumbers its interest in any Borrower;

(i)            a default shall occur in the performance by it of any of the covenants or agreements contained in its Subscription Agreement (or related Side Letter) or Credit Link Document (except as otherwise specifically addressed in this definition) and such default is not cured within five (5) Business Days;

(j)            in the case of each Investor that is an Included Investor described in clause (a)(i) of the first sentence of the definition of “Included Investor”, it shall fail to maintain the Applicable Requirement;

(k)            the occurrence of any circumstance or event which, in the sole discretion of the Administrative Agent: (y) could reasonably be expected to have a material and adverse impact on the financial condition and/or operations of such Investor; or (z) could reasonably be expected to materially impair, impede or jeopardize the obligation and/or the ability of such Investor to fulfill its obligations under its Subscription Agreement of any Borrower or any Credit Link Document;

(l)            to the actual knowledge of a Responsible Officer of a Credit Party, in the case of an Investor that is a Designated Investor or an Included Investor described in clause (a)(ii) of the first sentence of the definition of “Included Investor,” such Investor shall fail to maintain a net worth (determined in accordance with GAAP), measured as of the end of the time period covered in such Person’s most recent financial report, of at least seventy-five percent (75%) of the net worth of such Investor, measured as of the date of its initial designation as an Included Investor;

(m)            such Investor shall withdraw, retire or resign from any Borrower, or its Subscribed Interest is redeemed, forfeited or otherwise repurchased by the Borrower;

(n)            such Investor shall Transfer its Subscribed Interest in any Borrower and be released from its obligation under the applicable Subscription Agreement to make contributions pursuant to a Drawdown with respect to such transferred interest, provided that, if such Investor shall Transfer less than all of its Subscribed Interest in any Borrower, only the Transferred portion shall be excluded from the Borrowing Base;

(o)            any Credit Party suspends, cancels, reduces, excuses, terminates or abates the Capital Commitment or any amounts due with respect to a Drawdown for such Included Investor or Designated Investor; provided, however, that to the extent such suspension, cancellation, reduction, excuse, termination or abatement relates solely to a portion of such Investor’s Uncalled Capital Commitment, only such suspended, cancelled, reduced, excused, terminated or abated portion shall be excluded from the Borrowing Base;

(p)             the Uncalled Capital Commitment of such Investor ceases to be Collateral subject to a first priority perfected Lien in favor of the Administrative Agent (subject to Permitted Liens) other than as a result of any action or inaction on the part of, or on behalf of, the Administrative Agent or any Lender;

(q)             in connection with any Borrowing, a Responsible Officer of any Credit Party has actual knowledge that such Investor will likely request to be excused from funding a Drawdown with respect to the investment being acquired by the Borrower or otherwise funded with the proceeds of the related Borrowing; provided that only the portion of such Investor’s Uncalled Capital Commitment which would otherwise be contributed to fund such investment or repay the related Borrowing shall be excluded from the Borrowing Base;

(r)            such Investor becomes a Sanctioned Entity, or, to the actual knowledge of a Responsible Officer of any Credit Party or the Administrative Agent, such Investor’s funds to be used in connection with funding Drawdowns are derived from illegal or illicit activities;

(s)            if such Investor is an ERISA Investor, any failure by its Sponsor to pay any contractual or statutory obligations or make any other payment required by ERISA or the Internal Revenue Code with respect to such ERISA Investor;

(t)            in the case of an Included Investor or such Investor’s Credit Provider, as applicable, which does not have publicly available financial information, the Administrative Agent is unable (after giving the Borrowers ten (10) Business Days’ notice thereof) to obtain annual updated financial information for such Investor or such Investor’s Credit Provider, as applicable, within one-hundred twenty (120) days following the end of the applicable fiscal year of such Investor;

(u)            a Change of Control shall occur with respect to such Investor’s Sponsor, Responsible Party or Credit Provider, as applicable;

(v)            [reserved]; or

(w)            such Investor enters into a new Side Letter or amends its existing Side Letter (including any amendment via a ‘most favored nations’ clause) that would constitute a Material Amendment as determined by the Administrative Agent in its sole discretion.

“E-Fax” means any system used to receive or transmit faxes electronically.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system approved by the Administrative Agent, including Syndtrak®, Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate and (b) 0%.

“Filings” means (a) UCC financing statements, UCC financing statement amendments and UCC financing statement terminations and (b) the substantial equivalent as reasonably determined to be necessary by the Administrative Agent in any other jurisdiction in which any Credit Party may be formed.

“Floor” means ~~15~~zero basis points (~~0.15~~0%) per annum.

“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the applicable Borrower is resident for tax purposes.

“Funding Ratio” means: (a) for a Governmental Plan Investor or other plan not covered by clause (b) below, the total net fair market value of the assets of the plan over the actuarial present value of the plan’s total benefit liabilities, as reported in such plan’s most recent audited financial statements; and (b) for a Pension Plan Investor that is subject to Form 5500 – series reporting requirements, the funding target attainment percentage reported on Schedule SB to the Form 5500 or the funded percentage for monitoring the plan’s status reported on Schedule MB to the Form 5500, as applicable, as reported on the most recently filed Form 5500 by such Pension Plan Investor with the United States Department of Labor.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Plan Investor” means an Investor that is a governmental plan as defined in Section 3(32) of ERISA.

“Guaranty Obligations” means, with respect to the Borrowers and their Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligations shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Material” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, all as amended, restated, supplemented or otherwise modified from time to time.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“HNW Investor” means each Investor that is a domestic or international individual investor (including a natural person, family office or family trust) or an entity owned or controlled or established by a domestic or international individual investor (including a natural person, family office or family trust).

“Included Investor” means an Investor (a) that either (i) meets the Applicable Requirement (or whose Credit Provider, Sponsor or Responsible Party, as applicable, meets the Applicable Requirement) and has been approved as an Included Investor by the Administrative Agent, in its sole discretion, exercised in good faith, or (ii) does not meet the Applicable Requirement but has been approved as an Included Investor by the Administrative Agent, in its sole discretion, exercised in good faith, and (b) in respect of which there has been delivered to the Administrative Agent:

(a)            a true and correct copy of the Subscription Agreement executed and delivered by such Investor substantially in the form of Exhibit T, together with the applicable Credit Party’s countersignature;

(b)            any Constituent Documents of the applicable Borrower executed and delivered by such Investor;

(c)            a true and correct copy of each Side Letter executed by such Investor, which shall be acceptable to the Administrative Agent in its sole discretion;

(d)            if applicable, the Credit Link Documents of such Investor’s Sponsor, Credit Provider or Responsible Party, as applicable, executed and delivered by such Person; and

(e)          if such Investor’s Subscription Agreement or any Constituent Document of the applicable Credit Party executed by such Investor was signed by any Credit Party or any Affiliate of any Credit Party, as an attorney-in-fact on behalf of such Investor, the Administrative Agent shall have received evidence of such signatory’s authority documentation reasonably satisfactory to the Administrative Agent provided that any Investor in respect of which an Exclusion Event has occurred shall thereupon no longer be an Included Investor until such time as all such Exclusion Events shall have been cured and such Investor shall have been restored as an Included Investor in the sole discretion of all Lenders. The Included Investors as of the Closing Date are those specified as such on Exhibit A, and Included Investors approved by the Administrative Agent or Lenders, as applicable, subsequent to the Closing Date will be evidenced by an updated Exhibit A provided by the Administrative Agent to the Borrowers. For the avoidance of doubt, unless otherwise agreed by the Lenders in their sole discretion, no HNW Investor or Pooled Vehicle Investor shall be an Included Investor.

“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following:

(a)            all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

(b)           all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition, earn-out or similar agreements), except trade payables arising in the ordinary course of business not more than ninety (90) days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;

(c)            the Attributable Indebtedness of such Person with respect to such Person’s obligations in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

(d)            all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(e)            all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)            [reserved];

(g)           all obligations of any such Person to repurchase any securities which repurchase obligation is related to the issuance thereof;

(h)          all net obligations of such Person under Hedge Agreements; and

(i)           all Guaranty Obligations of any such Person with respect to any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning provided in Section 12.5(b).

“Initial Borrower” has the meaning provided in the first paragraph hereof.

“Interest Option” means Daily Simple SOFR or the Reference Rate.

“Interest Payment Date” means: (a) with respect to any Reference Rate Loan or any SOFR Loan prior to the occurrence of a Benchmark Transition Event, the first Business Day of each calendar month; (b) after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, the last Business Day of each three (3) month interval; and (c) the Maturity Date.

“Interest Period” means, (a) initially the period commencing on (and including) the date of the initial funding of such Loan and ending on (but excluding) the next following Interest Payment Date and (b) thereafter, each period commencing on (and including) an Interest Payment Date and ending on (but excluding) the next following Interest Payment Date; provided that:

(i)            any Interest Period with respect to any Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided further that if interest in respect of such Interest Period is computed by reference to SOFR, and such Interest Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Interest Period shall end on the next preceding Business Day;

(ii)           if interest in respect of such Interest Period is computed by reference to SOFR, and such Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, then such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)          in the case of any Interest Period for any Loan which commences before the Maturity Date and would otherwise end on a date occurring after the Maturity Date, such Interest Period shall end on (but exclude) such Maturity Date.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.

“Investment Exclusion Event” means the exclusion or excuse of any Investor from participating in a particular Investment pursuant to the terms of the applicable Subscription Agreement or its Side Letter, where the Investor is entitled to such exclusion or excuse under its Side Letter as a matter of right (i.e. not in any Credit Party’s discretion).

“Investment Manager” means Stone Point Credit Adviser LLC, a Delaware limited liability company.

“Investor” means any Person that has a Subscribed Interest in a Borrower.

“IRS” means the U.S. Internal Revenue Service.

“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

“KYC Compliant” means any Person who has satisfied all requests for information from the Lenders for “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies and who would not result in any Lender being non-compliant with any such rules and regulations and related policies were such Person to enter into a banking relationship with such Lender including, but not limited to, any information required to be obtained by the Lender pursuant to the Beneficial Ownership Regulation.

“Lender” means (a) Capital One, in its capacity as lender, and (b) each other lender that becomes party hereto in accordance with the terms hereof; and collectively, the “Lenders”.

“Lender Joinder Agreement” means an agreement substantially in the form of Exhibit N pursuant to which a new Lender joins the Credit Facility.

“Lender Party” has the meaning provided in Section 11.1(a).

“Lending Office” means, as to any Lender, the office or offices of such Lender (or an Affiliate of such Lender) described as such in such Lender’s Administrative Questionnaire delivered to the Administrative Agent, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

“Lien” means any lien, mortgage, security interest, charge, tax lien, pledge, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under common law, any statute, law, contract, or otherwise.

“Loan Documents” means this Credit Agreement, the Notes (including any renewals, extensions, re-issuances and refundings thereof), each of the Collateral Documents, each Assignment and Assumption, each Lender Joinder Agreement, each Request for Borrowing, each Facility Increase Request, all Credit Link Documents, each Qualified Borrower Guaranty, and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Credit Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification.

“Loans” means the groups of SOFR Loans and Reference Rate Loans made by the Lenders to the Borrowers pursuant to the terms and conditions of this Credit Agreement, (and certain other related amounts specified in Section 2.9 shall be treated as Loans pursuant to Section 2.9).

“Management Agreement” means that certain Investment Advisory Agreement, dated as of December 1, 2020, between the Borrowers and the Investment Manager.

“Margin Stock” has the meaning assigned thereto in Regulation U.

“Material Adverse Effect” means a material adverse effect on: (a) the assets, operations, properties, liabilities (actual or contingent), financial condition or business of the Borrowers (taken as a whole); (b) the ability of any Borrower to perform its obligations under any of the Loan Documents; (c) the validity or enforceability of this Credit Agreement, any of the other Loan Documents, or the rights and remedies of the Secured Parties hereunder or thereunder taken as a whole; (d) the obligation or the ability of any Credit Party to fulfill its obligations under its Constituent Documents; or (e) the ability of the Investors (or applicable Sponsors, Responsible Parties or Credit Providers) to perform their obligations under the Operative Documents of the Borrowers, the Subscription Agreements, the Side Letters, or the Credit Link Documents, as applicable.

“Material Amendment” has the meaning provided in Section 9.6.

“Maturity Date” means the earliest of: (a) the Stated Maturity Date; (b) the date upon which the Administrative Agent declares the Obligations due and payable after the occurrence of an Event of Default; (c) 45 days prior to the termination of the Constituent Documents of the Borrowers; (d) 45 days prior to the date on which the Borrowers’ ability to call Capital Commitments for the purpose of repaying the Obligations is terminated, and (e) the date upon which the Borrowers terminate the Commitments pursuant to Section 3.6 or otherwise.

“Maximum Commitment” means $~~125,000,000~~85,000,000, as it may be (a) reduced pursuant to Section 3.6.

“Maximum Rate” means, on any day, the highest rate of interest (if any) permitted by Applicable Law on such day.

“Memorandum” means the Initial Borrower’s Confidential Private Placement Memorandum dated December 18, 2020 (together with any appendices and supplements thereto), as amended, amended and restated, supplemented or otherwise modified from time to time.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.1 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means the promissory notes provided for in Section 3.1, and all promissory notes delivered in substitution or exchange therefor, as such notes may be amended, restated, reissued, extended or modified, and the Qualified Borrower Promissory Notes; and “Note” means any one of the Notes.

“Obligations” means all present and future indebtedness, obligations, and liabilities of the Credit Parties to the Lenders and other Secured Parties, and all renewals and extensions thereof (including, without limitation, Loans), or any part thereof, arising pursuant to this Credit Agreement (including, without limitation, the indemnity provisions hereof) or represented by the Notes and each Qualified Borrower Guaranty, and all interest accruing thereon, and attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; together with all indebtedness, obligations and liabilities of the Credit Parties to the Lenders and other Secured Parties evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or any part thereof.

“Operating Company” means an “operating company” within the meaning of 29 C.F.R. §2510.3-101(c) of the Plan Asset Regulations.

“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

“Operative Documents” means, with respect to the Initial Borrower, its Certificate of Incorporation and Bylaws, the Management Agreement, the Memorandum and the form Subscription Agreement attached as Exhibit T hereto.

“Other Claims” has the meaning provided in Section 5.4.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.8(b)).

“Participant” has the meaning provided in Section 12.11(g).

“Participant Register” has the meaning provided in Section 12.11(h).

“Payment Recipient” has the meaning provided in Section 12.24(a).

“Pending Drawdown” means any Drawdown that has been made upon the Investors and that has not yet been funded by the applicable Investor.

“Pension Plan Investor” means an ERISA Investor that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code.

“Permitted Distributions” means, without duplication, (a) Distributions required to maintain the status of Borrower as a RIC and (b) Distributions required to avoid federal excise taxes imposed by Section 4982 of the Internal Revenue Code.

“Permitted Liens” means (a) Liens under the Credit Facility, (b) Liens imposed by a Governmental Authority not yet delinquent or being contested in good faith by appropriate proceedings as long as such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP and in relation to an obligation not in excess of $500,000, and (c) Liens in favor of a banking or other financial institution arising as a matter of law or pursuant to a Control Agreement pursuant to which any Collateral Account is opened encumbering deposits or other funds maintained with a financial institution (including the right of setoff).

“Person” means an individual, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, company, limited liability company, limited liability partnership, limited partnership, nonprofit corporation, partnership, group, sector, sovereign government or agency, instrumentality, or political subdivision thereof, territory, or any similar entity or organization.

“Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), including any single-employer plan or multiemployer plan (as such terms are defined in Section 4001(a)(15) and in Section 4001(a)(3) of ERISA, respectively), that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code.

“Plan Asset Regulations” means 29 C.F.R. §2510.3-101, et seq, as modified by Section 3(42) of ERISA.

“Plan Assets” means “plan assets” within the meaning of the Plan Asset Regulations.

“Pooled Vehicle Investor” means an Investor that is an investment vehicle consisting of multiple HNW Investors.

“Potential Default” means any condition, act or event which, with the giving of notice or lapse of time or both, would become an Event of Default.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Principal Obligations” means, at any time of determination, the aggregate outstanding principal amount of the Loans.

“Pro Rata Share” means, with respect to each Lender, the percentage obtained from a fraction: (a)(i) the numerator of which is the Commitment of such Lender; and (ii) the denominator of which is the aggregate Commitments of all Lenders; or (b) in the event the Commitments of all Lenders have been terminated: (i) the numerator of which is the sum of the Principal Obligations (or, if no Principal Obligations are outstanding, the Obligations) owed to such Lender; and (ii) the denominator of which is the aggregate Principal Obligations (or if no Principal Obligations are outstanding, the Obligations) owed to all of the Lenders.

“Proceedings” has the meaning provided in Section 7.9.

“Proposed Amendment” has the meaning provided in Section 9.6.

“Qualified Borrower” has the meaning provided in Section 6.3.

“Qualified Borrower Guaranty” and “Qualified Borrower Guaranties” have the meanings provided in Section 6.3.

“Qualified Borrower Promissory Note” has the meaning provided in Section 6.3.

“Rated Investor” means any Investor that has a Rating (or that has a Credit Provider, Sponsor or Responsible Party that has a Rating).

“Rating” means, for any Person, its senior unsecured debt rating (or equivalent thereof), such as, but not limited to, a corporate credit rating, issuer rating/insurance financial strength rating (for an insurance company), general obligation rating or credit enhancement program (for a governmental entity), or revenue bond rating (for an educational institution) from S&P or Moody’s.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Reference Rate” means, for any day, a floating interest rate per annum equal to the highest of (a) Prime Rate, (b) the sum of one half of one percent (0.50%) per annum and the Federal Funds Rate (which sum shall not be less than 0% per annum), and (c) the sum of (x) Daily Simple SOFR calculated for each such day, plus (y) the excess of the Applicable Margin for SOFR Loans over the Applicable Margin for Reference Rate Loans, in each instance, as of such day. Any change in the Reference Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the Administrative Agent’s prime commercial lending rate, the Federal Funds Rate or Daily Simple SOFR.

“Reference Rate Conversion Date” has the meaning provided in Section 2.3(f).

“Reference Rate Loan” means a Loan denominated in Dollars made hereunder with respect to which the interest rate is calculated by reference to the Reference Rate.

“Register” has the meaning provided in Section 12.11(f).

“Regulation D,” “Regulation T,” “Regulation U,” and “Regulation X” means Regulation D, T, U, or X, as the case may be, of the Board of Governors of the Federal Reserve System, from time to time in effect, and shall include any successor or other regulation relating to reserve requirements or margin requirements, as the case may be, applicable to member banks of the Federal Reserve System.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Materials into the indoor or outdoor environment, or into or out of any real property investment of a Borrower, including the movement of any Hazardous Material through or in indoor or outdoor the air, soil, surface water or groundwater of any real property investment of a Borrower.

“Relevant Governmental Body” means the Federal Reserve System Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve System Board or the Federal Reserve Bank of New York, or any successor thereto.

“Removal Effective Date” has the meaning provided in Section 11.9(a)(ii).

“Request for Borrowing” has the meaning provided in Section 2.3(a).

“Required Lenders” means, at any time, the Administrative Agent and the Lenders holding an aggregate Pro Rata Share of greater than fifty percent (50%). The Commitments, Principal Obligations and Obligations of any Defaulting Lender shall be disregarded from both the numerator and the denominator in determining Required Lenders at any time.

“Required Payment Time” means, (a) within two (2) Business Days, to the extent such funds are available in the Collateral Accounts or any other account maintained by the Borrowers; and (b) otherwise, to the extent that it is necessary for the Credit Parties to issue a Drawdown Notice to fund such required payment, within twelve (12) Business Days (but, in any event, the Credit Parties shall issue such Drawdown Notice and make such payment promptly after the related Capital Contributions are received).

“Resignation Effective Date” has the meaning provided in Section 11.9(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means: (a) in the case of a corporation or company, its president or any vice president or any director or any other officer or the equivalent thereof (other than a secretary or assistant secretary), and, in any case where two Responsible Officers are acting on behalf of such corporation, the second such Responsible Officer may be any secretary or assistant secretary or the equivalent thereof; (b) in the case of a limited partnership or an exempted limited partnership, any officer or director of its general partner or ultimate general partner, as the case may be, or any officer or director of an entity that has authority to act on behalf of such general partner, acting on behalf of the general partner in its capacity as general partner of such limited partnership; (c) in the case of a limited liability company, any officer of such limited liability company or any manager, director or managing member, or the individual acting on behalf of such manager or managing member, in its capacity as manager or managing member of such limited liability company, and (d) in the case of an exempted company, any director or any other duly authorized officer of such exempted company, or in each case such other authorized officer or signatory who has the power to bind such corporation, limited partnership, exempted limited partnership, liability company, exempted company, any other Person who has provided documentation evidencing such authority or any other party acceptable to the Administrative Agent.  Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Responsible Party” means, for any Governmental Plan Investor: (a) if the state under which the Governmental Plan Investor operates is obligated to fund the Governmental Plan Investor and is liable to fund any shortfalls, the state; and (b) otherwise, the Governmental Plan Investor itself.

“RIC” means a Person qualifying for treatment as a “regulated investment company” under the Internal Revenue Code.

“S&P” means Standard & Poor’s Financial Services, LLC, a subsidiary of the McGraw-Hill Companies, Inc. and any successor thereto.

“Sanction” or “Sanctions” means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State or through any existing or future executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other relevant sanctions authority.

“Sanctioned Entity” means any Person that is the target of any Sanctions, including without limitation, (i) any Person that is deemed to be a target of Sanctions based on the direct or indirect ownership or control of such entity by any other Sanctioned Entity, or (ii) any Person that is located, organized or a resident in a country, territory or region that is the subject of comprehensive Sanctions.

“Secured Parties” means the Administrative Agent, the Lenders, and each Indemnitee.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Security Agreements” means each Security Agreement, substantially in the form of Exhibit C, made by a Borrower in favor of the Administrative Agent, pursuant to which such Credit Parties grant to the Administrative Agent for the benefit of the Secured Parties a Lien in their respective Collateral, as the same may be amended, amended and restated, supplemented and otherwise modified from time to time.

“Side Letter” means any side letter executed by an Investor with any Credit Party or the Investment Manager with respect to such Investor’s rights and/or obligations under its Subscription Agreement or other Constituent Documents of the applicable Borrower.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Conversion Date” has the meaning provided in Section 2.3(f).

“SOFR ~~Interest~~Determination Day” is defined in the definition of “Daily Simple SOFR”.

“SOFR Loan” means a Loan denominated in Dollars made hereunder that bears interest at the Benchmark, other than pursuant to clause (c) ~~of the definition~~ of the definition of “Reference Rate”.

“Solvent” means, with respect to any Credit Party, as of any date of determination, that as of such date:

(a)            the fair value of the assets of such Credit Party and, with respect to the Borrowers, the aggregate Uncalled Capital Commitments, are greater than the total amount of liabilities, including contingent liabilities, of such Credit Party;

(b)            the fair value of the assets of such Credit Party and, with respect to the Borrowers, the aggregate Uncalled Capital Commitments, are not less than the amount that will be required to pay the probable liability of the Credit Parties on their debts as they become absolute and matured;

(c)            such Credit Party does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts or liabilities become absolute and matured; and

(d)            such Credit Party is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which its assets and, with respect to the Borrowers, the aggregate Uncalled Capital Commitments, would constitute unreasonably small capital.

For the purposes of this definition, the amount of contingent liabilities (such as litigation, guarantees, and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably expected to become an actual or matured liability and are determined as contingent liabilities in accordance with applicable federal and state laws governing determinations of insolvency.

“SOFR Rate Day” is defined in the definition of “Daily Simple SOFR”.

“Sponsor” means, (a) for any ERISA Investor, a sponsor as that term is understood under ERISA, specifically, the entity that established the plan and is responsible for the maintenance of the plan and, in the case of a plan that has a sponsor and participating employers, the entity that has the ability to amend or terminate the plan, and in the case of an ERISA Investor that is an individual retirement account or individual retirement annuity, the owner of such account or annuity for whose benefit the account or annuity has been established, and (b) for any Endowment Fund Investor, the state chartered, “not-for-profit” university or college that has established such fund for its exclusive use and benefit. As used herein, the term “not-for-profit” means an entity formed not for financial gain and for which no part of its assets, income or profit is distributable to, or inures to the benefit of, its members, directors or officers.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to the Administrative Agent.

“Stated Maturity Date” means December ~~28~~27, ~~2023~~2024.

“Stock” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting; and (b) all securities convertible into or exchangeable for any other Stock and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any other Stock, whether or not presently convertible, exchangeable or exercisable.

“Subscribed Interest” means the obligation of an Investor to purchase Stock pursuant to its Subscription Agreement up to the amount of its Uncalled Capital Commitment.

“Subscription Agreement” means a Subscription Agreement substantially in the form of Exhibit T executed by an Investor in connection with the subscription for Stock in the Initial Borrower, as amended, amended and restated, restated, supplemented or otherwise modified from time to time or with changes reasonably acceptable to the Administrative Agent. References to terms of or as defined in “the Subscription Agreement” shall be deemed to be references to the form of Subscription Agreement attached Exhibit T hereto (as amended, amended and restated, supplemented or otherwise modified from time to time) or with changes reasonably acceptable to the Administrative Agent.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is, at any time, otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Borrower.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Threshold Amount” means the lesser of (i) $50,000,000, and (ii) 10% of the aggregate Uncalled Capital Commitments at such time.

“Transfer” means to assign, convey, exchange, pledge, sell, set-off, transfer or otherwise dispose.

“Type of Loan” means a Reference Rate Loan or a SOFR Loan.

“UCC” means the Uniform Commercial Code as adopted in the State of New York and any other state from time to time, which governs creation or perfection (and the effect thereof) of security interests in any Collateral.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uncalled Capital Commitment” means, with respect to any Investor at any time, such Investor’s uncalled Capital Commitment.

“Unfunded Capital Commitment” means, with respect to any Investor at any time, such Investor’s Uncalled Capital Commitment minus any portion of such Investor’s Uncalled Capital Commitment that is subject to a Pending Drawdown.

“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (2007 Revision), effective July, 2007 International Chamber of Commerce Publication No. 600.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 4.1(g).

“Withholding Agent” means any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” means~~,~~ (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify, or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities, or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2      Construction. With reference to this Credit Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)            all terms defined in this Credit Agreement shall have the above-defined meanings when used in any other Loan Documents or any certificate, report or other document made or delivered pursuant hereto, unless otherwise defined in such other document;

(b)           the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(c)           whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(d)           the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(e)           the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(f)          any reference herein to any Person shall be construed to include such Person’s successors and assigns;

(g)          the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof;

(h)          all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Credit Agreement;

(i)           the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(j)           the term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form;

(k)            in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”;

(l)            a Potential Default is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived;

(m)          section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Loan Document; and

(n)           the terms “actual knowledge” or “actually known” as used herein shall include any notice provided by the Administrative Agent to a Credit Party.

Section 1.3      Accounting Terms. All accounting terms not specifically or completely defined herein or in any other Loan Document shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 8.1(a), except as otherwise specifically prescribed herein. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by a Credit Party shall be given effect for purposes of measuring compliance with, or otherwise determining, any relevant ratios and baskets that govern whether any action is permitted hereunder unless the Borrowers, the Administrative Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness of any Person at “fair value” and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

Section 1.4      UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

Section 1.5      References to Agreement and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

Section 1.6      Times of Day. Unless otherwise specified, all references herein to times of day shall be references to times of day in New York, New York.

Section 1.7      Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.8      Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Reference Rate, the Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Reference Rate, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Reference Rate, the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Reference Rate or the Benchmark, in each case pursuant to the terms of this Credit Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service, except to the extent such damages, costs, losses or expenses are caused by the Administrative Agent’s gross negligence, willful misconduct or fraud.

ARTICLE II

REVOLVING CREDIT LOANS

Section 2.1      The Commitment.

(a)          Committed Amount. Subject to the terms and conditions herein set forth, each Lender agrees, during the Availability Period, to extend to the Borrowers a revolving line of credit in Dollars.

(b)          Limitation on Borrowings and Re-borrowings. Except as provided in Section 2.1(c) below, no Lender shall be required to advance any Borrowing, or Conversion hereunder if:

(i)           after giving effect to such Borrowing, or Conversion: (A) the Principal Obligations would exceed the Available Commitment; or (B) the Principal Obligations owed to any Lender would exceed the Commitment of such Lender; or

(ii)          the conditions precedent for such Borrowing in Section 6.2 have not been satisfied or waived, as applicable.

(c)          Exceptions to Limitations. Conversions to Reference Rate Loans shall be permitted notwithstanding Section 2.1(b)(i) and Section 2.1(b)(ii) above, in each case, unless the Administrative Agent has otherwise accelerated the Obligations or exercised other rights that terminate the Commitments under Section 10.2.

Section 2.2      Revolving Credit Commitment. Subject to the terms and conditions herein set forth, each Lender severally agrees, on any Business Day during the Availability Period, to make Loans to the Borrowers from time to time in an aggregate principal amount up to such Lender’s Commitment at any such time. Subject to the limitations and conditions set forth in Sections 2.1(b) and 6 and the other terms and conditions hereof, the Borrowers may borrow, repay without penalty or premium, and re-borrow hereunder, during the Availability Period. No Lender shall be obligated to fund any Loan if the interest rate applicable thereto under Section 2.6(a) would exceed the Maximum Rate in effect with respect to such Loan.

Section 2.3      Manner of Borrowing.

(a)          Request for Borrowing. The Borrowers shall give the Administrative Agent notice at the Agency Services Address of the date of each requested Borrowing hereunder, which notice may be by telephone, if confirmed in writing, facsimile, electronic mail, or other written communication (a “Request for Borrowing”), in the form of Exhibit D, and which notice shall be irrevocable and effective upon receipt by the Administrative Agent. Each Request for Borrowing: (i) shall be furnished to the Administrative Agent no later than 11:00 a.m. (x) at least one (1) Business Day prior to the requested date of Borrowing in the case of a Reference Rate Loan and, (y) at least one (1) Business Day prior to the requested date of Borrowing in the case of a SOFR Loan; and (ii) must specify: (A) the amount of such Borrowing; (B) the Interest Option; and (C) the date of such Borrowing, which shall be a Business Day. Any Request for Borrowing received by the Administrative Agent after 11:00 a.m. shall be deemed to have been given by the Borrowers on the next succeeding Business Day. Each Request for Borrowing submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 6.1 and 6.2 and, to the extent applicable, Section 6.3 and/or 6.4, have been satisfied on and as of the date of the applicable Borrowing. No Request for Borrowing shall be valid hereunder for any purpose unless it shall have been accompanied or preceded by the information required to be delivered pursuant to this Section 2.3.

(b)            Further Information. Each Request for Borrowing shall be accompanied or preceded by: (i) a duly executed Borrowing Base Certificate dated the date of such Request for Borrowing; and (ii) such documents as are required to satisfy any applicable conditions precedent as provided in Section 6.2.

(c)            Request for Borrowing Irrevocable. Each Request for Borrowing in accordance with Section 2.3(a) shall be irrevocable and binding on the Borrowers, and the Borrowers shall indemnify each Lender against any cost, loss or expense incurred by such Lender, either directly or indirectly, as a result of any failure by the Borrowers to complete such requested Borrowing, including any cost, loss or expense incurred by the Administrative Agent or any Lender, either directly or indirectly by reason of the liquidation or reemployment of funds acquired by such Lender in order to fund such requested Borrowing except to the extent such cost, loss or expense is due to the gross negligence or willful misconduct of such Person. A certificate of such Lender setting forth the amount of any such cost, loss or expense, and the basis for the determination thereof, shall be delivered to the Borrowers and shall, in the absence of a manifest error, be conclusive and binding.

(d)            Lender Funding Shall be Proportional. Each Lender shall make each requested Loan in accordance with its Pro Rata Share thereof.

(e)            [Reserved].

(f)            Conversions. The Borrowers shall have the right, with respect to: (i) any Reference Rate Loan, on any Business Day (a “SOFR Conversion Date”), to convert such Reference Rate Loan to a SOFR Loan; and (ii) any SOFR Loan, on any Business Day (a “Reference Rate Conversion Date”) to convert such SOFR Loan to a Reference Rate Loan, provided that the Borrowers shall, on such SOFR Conversion Date or Reference Rate Conversion Date, make the payments required by Section 4.5, if any, in either case, by giving the Administrative Agent written notice at the Agency Services Address in the form of Exhibit F (a “Conversion Notice”) of such selection no later than 11:00 a.m. at least either (x) three (3) Business Days prior to such SOFR Conversion Date or (y) one (1) Business Day prior to such Reference Rate Conversion Date, as applicable. Each Conversion Notice shall be irrevocable and effective upon notification thereof to the Administrative Agent. A request of the Borrowers for a Conversion of a Reference Rate Loan to a SOFR Loan is subject to the condition that no Event of Default or Potential Default exists at the time of such request or after giving effect to such Conversion.

(g)          [Reserved.]

(h)          Administrative Agent Notification of the Lenders. The Administrative Agent shall promptly notify each Lender of the receipt of a Request for Borrowing, or a Conversion Notice, the amount of the Borrowing and the amount of such Lender’s Pro Rata Share of the applicable Loans, the date the Borrowing is to be made, and the Interest Option selected.

Section 2.4      Minimum Loan Amounts. Each Loan shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that a Reference Rate Loan may be in an aggregate amount that is equal to the entire unused balance of the Available Commitment.

Section 2.5      Funding.

(a)          Funding of Borrowings. Subject to the fulfillment of all applicable conditions set forth herein, each Lender shall make the proceeds of its Pro Rata Share of each Borrowing available to the Administrative Agent no later than 11:00 a.m. on the date specified in the Request for Borrowing as the borrowing date, in immediately available funds, and, upon fulfillment of all applicable conditions set forth herein, the Administrative Agent shall deposit such proceeds in immediately available funds in the applicable Borrower’s account maintained with the Administrative Agent not later than 1:00 p.m. on the borrowing date or, if requested by the Borrowers in the Request for Borrowing, shall wire-transfer such funds as requested on or before such time. If a Lender fails to make its Pro Rata Share of any requested Borrowing available to the Administrative Agent on the applicable borrowing date, then the Administrative Agent may recover the applicable amount on demand: (i) from such Lender, together with interest at the Federal Funds Rate for the period commencing on the date the amount was made available to the Borrowers by the Administrative Agent and ending on (but excluding) the date the Administrative Agent recovers the amount from such Lender; or (ii) if such Lender fails to pay its amount upon the Administrative Agent’s demand, then from the Borrowers by the Required Payment Time, together with interest at a rate per annum equal to the rate applicable to the requested Borrowing for the period commencing on the borrowing date and ending on (but excluding) the date the Administrative Agent recovers the amount from the Borrowers.

(b)         Obligations of Lender Several. The liabilities and obligations of each Lender hereunder shall be several and not joint, and neither the Administrative Agent nor any Lender shall be responsible for the performance by any other Lender of its obligations hereunder. The failure of any Lender to advance the proceeds of any Borrowing required to be advanced hereunder shall not relieve any other Lender of its obligation to advance the proceeds of its Pro Rata Share of any Borrowing required to be advanced hereunder. Each Lender hereunder shall be liable to the Borrowers only for the amount of its respective Commitment.

Section 2.6      Interest.

(a)            Interest Rate. Each Loan funded by the Lenders shall accrue interest at a rate per annum equal to: (i) with respect to SOFR Loans, the Benchmark plus the Applicable Margin; and (ii) with respect to Reference Rate Loans, the Reference Rate plus the Applicable Margin. At any time, each Loan shall have only one Interest Option. Notwithstanding anything to the contrary contained herein, in no event shall the interest rate hereunder exceed the Maximum Rate.

(b)            Change in Rate; Past Due Amounts; Calculations of Interest. Each change in the rate of interest for any Borrowing consisting of Reference Rate Loans shall become effective, without prior notice to the Credit Parties, automatically as of the opening of business of the Administrative Agent on the date of said change. Interest on the unpaid principal balance of (i) each SOFR Loan and Reference Rate Loan bearing interest based off SOFR shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days and (ii) each Reference Rate Loan (other than when the Reference Rate is calculated based off SOFR) shall be calculated on the basis of the actual days elapsed in a year consisting of 365 or 366 days, as the case may be.

(c)            Default Rate. If an Event of Default has occurred and is continuing, then (in lieu of the interest rate provided in Section 2.6(a) above) all Obligations shall bear interest, after as well as before judgment, at the Default Rate.

Section 2.7      Determination of Rate. The Administrative Agent shall determine each interest rate applicable to the SOFR Loans and Reference Rate Loans hereunder. The Administrative Agent shall, upon request, give notice to the Borrowers and to the Lenders of each rate of interest so determined, and its determination thereof shall be conclusive and binding in the absence of manifest error.

Section 2.8      [Reserved].

Section 2.9      Qualified Borrowers. In consideration of the Lenders’ agreement to advance funds to a Qualified Borrower that has joined the Credit Facility in accordance with Section 6.3 and to accept the Qualified Borrower Guaranties in support thereof, the Borrowers hereby authorize, empower, and direct the Administrative Agent, for the benefit of the Secured Parties, within the limits of the Available Commitment, to disburse directly to the Lenders, with notice to the Borrowers, in immediately available funds, an amount equal to the amount due and owing under any Qualified Borrower Promissory Note or any Qualified Borrower Guaranty, together with all interest, costs and expenses and fees due to the Lenders pursuant thereto, as a Borrowing hereunder, in the event the Administrative Agent shall have not received payment of such Obligations when due. The Administrative Agent will notify the Borrowers of any disbursement made to the Lenders pursuant to the terms hereof; provided that the failure to give such notice shall not affect the validity of the disbursement, and the Administrative Agent shall provide the Lenders with notice thereof. Any such disbursement made by the Administrative Agent to the Lenders shall be deemed to be a Reference Rate Loan pursuant to Section 2.3 in the amount so paid, and the Borrowers shall be deemed to have given to the Administrative Agent in accordance with the terms and conditions of Section 2.3, a Request for Borrowing with respect thereto; and such disbursements shall be made without regard to the minimum and multiple amounts specified in Section 2.4. The Administrative Agent may conclusively rely on the Lenders as to the amount of any such Obligations due to the Lenders, absent manifest error. If any Qualified Borrower (a) shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, sequestrator, conservator, liquidator or similar official of itself or of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (vi) take any partnership, limited liability company or corporate action for the purpose of effecting any of the foregoing; or (b) an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of any Qualified Borrower, or appointing a receiver, custodian, trustee, intervenor, sequestrator, conservator, liquidator or similar official of any Qualified Borrower, or of all or substantially all of such Person’s assets, any Loans to such Qualified Borrower shall be automatically converted to, and shall continue as, Loans to the Borrower that provided the Qualified Borrower Guaranty with respect to such Qualified Borrower.

Section 2.10      Use of Proceeds and Qualified Borrower Guaranties. The proceeds of the Loans shall be used solely for purposes permitted under the Constituent Documents of each Credit Party. Neither the Lenders nor the Administrative Agent shall have any liability, obligation, or responsibility whatsoever with respect to the Borrowers’ use of the proceeds of the Loans, or execution and delivery of the Qualified Borrower Guaranties, and neither the Lenders nor the Administrative Agent shall be obligated to determine whether or not the Borrowers’ use of the proceeds of the Loans are for purposes permitted under the Constituent Documents of any Credit Party. Nothing, including, without limitation, any Borrowing, or acceptance of any Qualified Borrower Guaranty or other document or instrument, shall be construed as a representation or warranty, express or implied, to any party by the Lenders or the Administrative Agent as to whether any investment by the Borrowers is permitted by the terms of the Constituent Documents of any Credit Party. Notwithstanding anything in this Credit Agreement to the contrary, no Borrower shall to its actual knowledge (i) use the proceeds of any Loan to purchase any asset or securities from, or (ii) otherwise transfer the proceeds of any Loan to or for the benefit of, a Lender’s “affiliate”, as such term is defined in 12 C.F.R. Part 223.

Section 2.11      Fees. On the Closing Date, the Borrowers shall pay to the Administrative Agent, for the benefit of the Lenders, an upfront fee in the amount of 25 basis points (0.25%) of the Maximum Commitment. Such fee shall be fully earned when paid and be nonrefundable.

Section 2.12      Unused Commitment Fee. In addition to the payments provided for in Section 3, the Borrowers shall pay or cause to be paid to the Administrative Agent, for the account of each Lender, an unused commitment fee at the rate of 35 basis points (0.35%) per annum on the Commitment of the Lenders which was unused (through the extension of Loans), calculated on the basis of actual days elapsed in a year consisting of 360 days and payable in arrears on the first Business Day of each calendar month for the preceding calendar month. The Credit Parties acknowledge and agree that the unused commitment fees payable hereunder are bona fide unused commitment fees and are intended as reasonable compensation to the Lenders for committing to make funds available to the Borrowers as described herein and for no other purposes.

ARTICLE III

PAYMENT OF OBLIGATIONS

Section 3.1      Revolving Credit Notes. Any Lender may request that its Loans be evidenced by a promissory note. In such event, each Borrower shall execute and deliver a Note or Notes in the form of Exhibit B (with blanks appropriately completed in conformity herewith), in favor of such Lender. Each Borrower agrees, from time to time, upon the request of the Administrative Agent or any Lender, to reissue a new Note, in accordance with the terms and in the form heretofore provided, to the Administrative Agent or such Lender, in renewal of and substitution for the Note previously issued by such Borrower to the Administrative Agent or such Lender, and such previously issued Note shall be returned to such Borrower marked “replaced”.

Section 3.2      Payment of Obligations. The Principal Obligations outstanding on the Maturity Date, together with all accrued but unpaid interest thereon and any other outstanding Obligations, shall be due and payable on the Maturity Date.

Section 3.3      Payment of Interest.

(a)            Interest. Interest on each Borrowing and any portion thereof shall commence to accrue in accordance with the terms of this Credit Agreement and the other Loan Documents as of the date of the disbursement or wire transfer of such Borrowing by the Administrative Agent, consistent with the provisions of Section 2.6, notwithstanding whether the Borrowers received the benefit of such Borrowing as of such date and even if such Borrowing is held in escrow pursuant to the terms of any escrow arrangement or agreement. When a Borrowing is disbursed by wire transfer pursuant to instructions from the Borrowers in accordance with a Request for Borrowing, then such Borrowing shall be considered made at the time of the transmission of the wire, rather than the time of receipt thereof by the receiving bank. With regard to the repayment of the Loans, interest shall continue to accrue on any amount repaid until such time as the repayment has been received in federal or other immediately available funds by the Administrative Agent in the Administrative Agent’s account described in Section 3.4, or any other account of the Administrative Agent which the Administrative Agent designates in writing to the Borrowers.

(b)            Interest Payment Dates. Accrued and unpaid interest on the Obligations shall be due and payable in arrears (i) on each Interest Payment Date, (ii) on each other date of any reduction of the Principal Obligations hereunder, and (iii) upon the occurrence and during the continuance of an Event of Default, at any time upon demand by the Administrative Agent. Interest shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 3.4      Payments on the Obligations.

(a)            Credit Party Payments. All payments of principal of, and interest on, the Obligations under this Credit Agreement by any Credit Party to or for the account of the Lenders, or any of them, shall be made without condition or deduction or counterclaim, set-off, defense or recoupment by the Borrowers for receipt by the Administrative Agent before 1:00 p.m. in federal or other immediately available funds to such account as directed by the Administrative Agent. Funds received after 1:00 p.m. shall be treated for all purposes as having been received by the Administrative Agent on the first Business Day next following receipt of such funds. All interest payments shall be made in Dollars.

(b)            Lender Payments. Except as provided in Section 12.12, each Lender shall be entitled to receive its Pro Rata Share of each payment received by the Administrative Agent hereunder for the account of the Lenders on the Obligations. Each payment received by the Administrative Agent hereunder for the account of a Lender shall be promptly distributed by the Administrative Agent to such Lender. The Administrative Agent and each Lender hereby agree that payments to the Administrative Agent by the Borrowers of principal of, and interest on, the Obligations by the Borrowers to or for the account of the Lenders in accordance with the terms of this Credit Agreement, the Notes and the other Loan Documents shall constitute satisfaction of the Borrowers’ obligations with respect to any such payments, and the Administrative Agent shall indemnify, and each Lender shall hold harmless, the Borrowers from any claims asserted by any Lender in connection with the Administrative Agent’s duty to distribute and apportion such payments to the Lenders in accordance with this Section 3.4.

(c)            Application of Payments. So long as no Event of Default has occurred and is continuing, all payments made on the Obligations shall be applied as directed by the Borrowers. At all times when an Event of Default has occurred and is continuing, all payments made on the Obligations shall be credited, to the extent of the amount thereof, in the following manner: (i) first, against all costs, expenses and other fees (including attorneys' fees) arising under the terms hereof; (ii) second, against the amount of interest accrued and unpaid on the Obligations of such Borrower as of the date of such payment; (iii) third, against all principal due and owing on the Obligations as of the date of such payment; and (iv) fourth, to all other amounts constituting any portion of the Obligations.

Section 3.5      Prepayments.

(a)            Voluntary Prepayments. The Borrowers may, upon written notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty on any Business Day; provided that: (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) one (1) Business Day prior to any date of prepayment of SOFR Loans and (B) one (1) Business Day prior to any date of prepayment of Reference Rate Loans; and (ii) any prepayment of Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date (which shall be a Business Day) and amount of such prepayment. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such written notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with any additional amounts required pursuant to Section 4.

(b)            Mandatory Prepayment.

(i)            Excess Loans Outstanding. If, on any day, the Principal Obligations exceed the Available Commitment (including, without limitation, as a result of an Exclusion Event), then the Borrowers shall pay upon written demand such excess to the Administrative Agent, for the benefit of the Lenders, in immediately available funds (except to the extent any such excess is addressed by Section 3.5(b)(ii)), by the Required Payment Time. Each Credit Party hereby agrees that the Administrative Agent may withdraw from any Collateral Account any Capital Contributions deposited therein and apply the same to the Principal Obligations until such time as the payment obligations of this Section 3.5(b) have been satisfied in full.

(ii)            [Reserved.]

Section 3.6      Reduction or Early Termination of Commitments. So long as no Request for Borrowing is outstanding, the Borrowers may terminate the Commitments, or reduce the Maximum Commitment, by giving prior irrevocable written notice to the Administrative Agent of such termination or reduction ten (10) Business Days prior to the requested effective date thereof (which date shall be specified in such notice and shall be a Business Day): (a) in the case of complete termination of the Commitments, upon prepayment of all of the outstanding Obligations, including, without limitation, all interest accrued thereon, in accordance with the terms of Section 3.3; or (b) in the case of a reduction of the Maximum Commitment, upon prepayment of the amount by which the Principal Obligations exceed the reduced Available Commitment resulting from such reduction, including, without limitation, payment of all interest accrued thereon, in accordance with the terms of Section 3.3. Notwithstanding the foregoing: (x) any reduction of the Maximum Commitment shall be in an amount equal to $10,000,000 or multiples thereof; and (y) in no event shall a reduction by the Borrowers reduce the Maximum Commitment below $10,000,000 (except for a termination of all the Commitments). Promptly after receipt of any notice of reduction or termination, the Administrative Agent shall notify each Lender of the same. Any reduction of the Maximum Commitment shall reduce the Commitments of the Lenders according to their Pro Rata Share.

Section 3.7      Lending Office. Each Lender may: (a) designate its principal office or a branch, subsidiary or Affiliate of such Lender as its Lending Office (and the office to whose accounts payments are to be credited) for any Loan and (b) change its Lending Office from time to time by notice to the Administrative Agent and the Borrowers. Each Lender shall be entitled to fund all or any portion of its Commitment in any manner it deems appropriate, consistent with the provisions of Section 2.5.

ARTICLE IV

CHANGE IN CIRCUMSTANCES

Section 4.1      Taxes.

(a)            Defined Terms. For purposes of this Section 4.1, the term “Applicable Law” includes FATCA.

(b)            Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then (i) the applicable Withholding Agent shall be entitled to make such deduction or withholding, (ii) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)            Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)            Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Credit Parties by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)            Indemnification by the Lenders. Without prejudice to, or duplication of, Section 11.7, each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (x) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (y) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.11(h) relating to the maintenance of a Participant Register and (z) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Credit Agreement or any other Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 4.1(e).

(f)          Evidence of Payments. As soon as practicable after any payment of Taxes by a Credit Party to a Governmental Authority pursuant to this Section 4.1, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)         Status of Lenders.

(i)          Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested in writing by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested in writing by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested in writing by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested in writing by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.1(g)(ii)(A), (ii)(B) and (vi)(B) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)         Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A)            any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable written request of such Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested in writing by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable written request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(iii)        in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(iv)         executed copies of IRS Form W-8ECI;

(v)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit R-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(vi)        to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit R-2 or Exhibit R-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit R-4 on behalf of each such direct and indirect partner;

(A)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested in writing by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable written request of the Borrowers or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(B)            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to such Borrowers and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested in writing by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 4.1(g)(vi)(B), “FATCA” shall include any amendments made to FATCA after the Closing Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(h)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.1 (including by the payment of additional amounts pursuant to this Section 4.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the written request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.1(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 4.1(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.1(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 4.1(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)            Survival. Each party’s obligations under this Section 4.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 4.2      Illegality. If any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority having jurisdiction over such Lender has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Daily Simple SOFR, or to determine or charge interest rates based upon SOFR or Daily Simple SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue SOFR Loans or to convert Reference Rate Loans to SOFR Loans shall be suspended, and (b) the interest rate on which Reference Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Reference Rate”, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all SOFR Loans of such Lender to Reference Rate Loans (the interest rate on which Reference Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Reference Rate”), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans and (ii) if necessary to avoid such illegality, the Administrative Agent shall during the period of such suspension compute the Reference Rate applicable to such Lender without reference to clause (c) of the definition of “Reference Rate” until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Daily Simple SOFR. Upon any such prepayment or conversion, the Borrower shall also pay any additional amounts required pursuant to Section 4.5.

Section 4.3      Inability to Determine Rates. If, on or prior to the first day of any Interest Period, the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Daily Simple SOFR” cannot be determined pursuant to the definition thereof, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make or continue SOFR Loans or to convert Reference Rate Loans to SOFR Loans shall be suspended (to the extent of the affected SOFR Loans) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to SOFR Loans (to the extent of the affected SOFR Loans) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Reference Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Reference Rate Loans immediately. Upon any such conversion, the Borrower shall also pay any additional amounts required pursuant to Section 4.5. If the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Daily Simple SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Reference Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Reference Rate” until the Administrative Agent revokes such determination

Section 4.4      Increased Cost and Capital Adequacy.

(a)          Increased Costs Generally. If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in SOFR);

(ii)          subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)         impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or other Recipient, the Borrowers shall promptly pay to any such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)            Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Credit Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender, the Borrowers shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)            Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender as specified in Section 4.4(a) or Section 4.4(b) and delivered to the Borrowers, shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate by the Required Payment Time.

(d)            Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Article IV shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Article IV for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 4.5      Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly pay the Administrative Agent for the account of such Lender, such amount or amounts as shall compensate such Lender for, and hold such Lender harmless from, any loss, cost or expense incurred by such Lender in obtaining, liquidating or employing deposits or other funds from third parties as a result of (a) any failure or refusal of the Borrowers (for any reasons whatsoever other than a default by the Administrative Agent or any Lender) to accept a Loan after the Borrowers shall have requested such Loan under this Credit Agreement, (b) any prepayment or other payment of a SOFR Loan on a day other than the last day of the Interest Period applicable to such loan, (c) any other prepayment of a Loan that is otherwise not made in compliance with the provisions of this Credit Agreement, or (d) the failure of the Borrowers to make a prepayment of a Loan after giving notice under this Credit Agreement, that such prepayment will be made.

Section 4.6      Requests for Compensation. If requested by the Borrowers in connection with any demand for payment pursuant to this Article IV (other than Section 4.1), a Lender shall provide to the Borrowers, with a copy to the Administrative Agent, a certificate setting forth in reasonable detail the basis for such demand, the amount required to be paid by the Borrowers to such Lender and the computations made by such Lender to determine such amount, such certificate to be conclusive and binding in the absence of manifest error. Any such amount payable by the Borrowers shall not be duplicative of any amounts (a) previously paid under this Section 4, or (b) included in the calculation of SOFR.

Section 4.7      Survival. Without prejudice to the survival of any other agreement of the Borrowers hereunder, all of the Borrowers’ obligations under this Article IV shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Credit Agreement or any provision hereof. Each Lender shall notify the Borrowers of any event occurring after the termination of this Credit Agreement entitling such Lender to compensation under this Article IV as promptly as practicable.

Section 4.8      Mitigation Obligations; Replacement of Lenders.

(a)            Designation of a Different Lending Office. If any Lender requests compensation under Section 4.4, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.1, then such Lender shall, at the request of the Borrowers, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.4 or Section 4.1, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            Replacement of Lenders. If any Lender requests compensation under Section 4.4, or if any Borrower is required to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.1, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 4.8(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, so long as no Event of Default or Potential Default has occurred and is continuing, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.11), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.4 or Section 4.1) and obligations under this Credit Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which Assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)           the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.11;

(ii)          such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under this Section 4) from the Assignee (to the extent of such outstanding principal) or the Borrowers (in the case of accrued interest, fees and all other amounts);

(iii)         in the case of any such assignment resulting from a claim for compensation under Section 4.4 or payments required to be made pursuant to Section 4.1, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)         such assignment does not conflict with Applicable Law; and

(v)         in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 4.9      [Reserved].

Section 4.10      Benchmark Replacement Setting.

(a)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Credit Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 4.10(a) will occur prior to the applicable Benchmark Transition Start Date.

(b)            Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption, or implementation of a Benchmark Replacement, the Administrative Agent will have the right, in consultation with the Borrowers, to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document, provided if the Borrowers do not affirmatively assert the right to consult on the ~~Benchmark Replacement~~ Conforming Changes within five (5) Business Days of receipt of notice of such changes from the Administrative Agent, the Borrowers will be deemed to have agreed to the changes referenced therein.

(c)            Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify in writing the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption, or implementation of a Benchmark Replacement ~~Conforming Changes~~. The Administrative Agent will promptly notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.10(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their reasonable discretion and, unless otherwise expressly specified, without consent from any other party to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.10.

(d)            ~~[Reserved]~~Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)            Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending Request for Borrowing of, ~~or~~ conversion to~~,~~ or continuation of SOFR Loans to be made ~~or~~, converted, or continued during any Benchmark Unavailability Period and, failing that, ~~(i)~~ the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Reference Rate Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Reference Rate Loans immediately. During a Benchmark Unavailability Period ~~or at any time that a tenor for the then-current Benchmark is not an Available Tenor~~, the component of Reference Rate based upon the then-current Benchmark ~~or such tenor for such Benchmark, as applicable,~~ will not be used in any determination of Reference Rate.

ARTICLE V

SECURITY

Section 5.1      Liens.

(a)            Capital Commitments and Drawdowns. To secure performance by the Borrowers of the payment and the performance of the Obligations, the Credit Parties, each to the extent of their respective interests therein, shall grant to the Administrative Agent, for the benefit of the Secured Parties, a first priority, exclusive, perfected security interest and Lien in and on the Collateral pursuant to the Security Agreements, the related financing statements and the other related documents, subject to Permitted Liens.

(b)            Reliance. The Borrowers agree that the Administrative Agent and each Lender have entered into this Credit Agreement, extended credit hereunder and at the time of each Loan will make such Loan in reasonable reliance on the obligations of the Investors to fund their respective Capital Commitments as shown in their Subscription Agreements delivered in connection herewith and accordingly, it is the intent of the parties that such Capital Commitments may be enforced by the Administrative Agent, on behalf of the Lenders and other Secured Parties, pursuant to the terms of the Loan Documents, directly against the Investors without further action by any Credit Party and notwithstanding any compromise of any such Capital Commitment by any Credit Party, as applicable, after the Closing Date as provided in 6 Del. C. §17-502(b)(1).

The security agreements, financing statements, assignments, collateral assignments and any other documents and instruments from time to time executed and delivered pursuant to this Credit Agreement to grant, perfect and continue a Lien in the Collateral, including without limitation the Security Agreements, and the Control Agreements, and any documents or instruments amending or supplementing the same, shall be collectively referred to herein as the “Collateral Documents”.

Section 5.2      The Collateral Accounts; Drawdowns.

(a)            The Collateral Accounts. In order to secure the Credit Party’s payment and performance of the Obligations and to effect and facilitate the right of the Secured Parties, each Borrower shall require that each of its Investors wire transfer to such Credit Party’s Collateral Account all monies or sums paid or to be paid by the Investors pursuant to Drawdowns. In addition, the Borrower shall promptly deposit into its Collateral Account any payments and monies that such Credit Party receives directly from Investors as Capital Contributions.

(b)            Use of the Collateral Accounts. The Credit Parties may withdraw funds from the Collateral Accounts only in compliance with Section 9.17. Upon the occurrence of a Cash Control Event, the Administrative Agent is authorized to take exclusive control of the Collateral Accounts. If the applicable Account Bank with respect to any Collateral Account ceases to be an Eligible Institution, each Borrower shall have thirty (30) days following notice from the Administrative Agent to move its Collateral Account to a replacement Account Bank that is an Eligible Institution. If an Account Bank terminates a Control Agreement, the Borrower shall open a new collateral account that is subject to a new Control Agreement with a replacement Account Bank within thirty (30) days of the earlier of the terminating Account Bank providing notice of its intent to terminate such Control Agreement.

(c)            No Duty. Notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that neither the Administrative Agent nor any other Secured Party undertakes any duties, responsibilities, or liabilities with respect to the Drawdowns issued by the Borrowers. None of them shall be required to refer to the Constituent Documents of any Credit Party, or a Subscription Agreement or any Side Letter, or take any other action with respect to any other matter that might arise in connection with the Constituent Documents of any Credit Party, a Subscription Agreement, a Side Letter or any Drawdown. None of them shall have any duty to determine or inquire into any happening or occurrence or any performance or failure of performance of any Credit Party or any of the Investors. None of them shall have any duty to inquire into the use, purpose, or reasons for the making of any Drawdown by any Credit Party or the investment of a Borrower or use of the proceeds thereof.

(d)            Drawdowns and Disbursements from Collateral Accounts. The Credit Parties will issue Drawdowns at such times as are necessary in order to ensure the timely payment of the Obligations hereunder. Each Credit Party hereby irrevocably authorizes and directs the Secured Parties, acting through the Administrative Agent, to charge from time to time the Collateral Accounts, and any other accounts of any Credit Party maintained at any Secured Party, for amounts not paid when due (after the passage of any applicable grace period) to the Secured Parties or any of them hereunder and under the other Loan Documents; provided that promptly after any disbursement of funds from any such account to the Secured Parties, as contemplated in this Section 5.2(d), the Administrative Agent shall deliver a written notice of such disbursement to the Borrowers.

Section 5.3      Agreement to Deliver Additional Collateral Documents. The Credit Parties shall deliver such security agreements, financing statements, assignments, and other collateral documents (all of which shall be deemed part of the Collateral Documents), in form and substance satisfactory to the Administrative Agent, as the Administrative Agent acting on behalf of the Secured Parties may request from time to time for the purpose of granting to, or maintaining or perfecting in favor of the Secured Parties, first priority security interests in the Collateral (subject to Permitted Liens), together with other assurances of the enforceability and first priority of the Secured Parties’ Liens and assurances of due recording and documentation of the Collateral Documents or copies thereof, as the Administrative Agent may reasonably require to avoid material impairment of the first priority Liens and security interests granted or purported to be granted in accordance with this Section 5.

Section 5.4      Subordination. During the continuance of a Cash Control Event, no Credit Party shall make any payments or advances of any kind, directly or indirectly, on any debts and liabilities to any other Credit Party, Investor or the Investment Manager whether now existing or hereafter arising and whether direct, indirect, several, joint and several, or otherwise, and howsoever evidenced or created (collectively, the “Other Claims”); provided that so long as no Event of Default under Section 10.1(a), Section 10.1(h) or Section 10.1(i) has occurred and is continuing, the Investment Manager shall be entitled to receive management fees and other fees due and owed from the Borrowers in an aggregate amount not to exceed two million five hundred thousand dollars ($2,500,000) during any Cash Control Event. All Other Claims, together with all Liens on assets securing the payment of all or any portion of the Other Claims shall, except as set forth herein, at all times during the continuance of a Cash Control Event be subordinated to and junior in right and in payment to the Obligations and all Liens on assets securing all or any portion of the Obligations, and each Credit Party agrees to take such actions as are necessary to provide for such subordination between it and any other Credit Party, inter se, including but not limited to including provisions for such subordination in the documents evidencing the Other Claims. The Investment Manager acknowledges and agrees that at any time an Event of Default under Section 10.1(a), Section 10.1(h) or Section 10.1(i) has occurred and is continuing, the payment of any and all management or other fees due and owing to it from any Credit Party shall be subordinated to and inferior in right and payment to the Obligations in all respects.

ARTICLE VI

CONDITIONS PRECEDENT TO LENDING.

Section 6.1      Obligations of the Lenders. This Credit Agreement and the other Loan Documents shall not become effective until the date on which (i) the Administrative Agent shall have received each of the following documents and (ii) each of the other conditions listed below is satisfied in the reasonable determination of the Administrative Agent (and to the extent specified below, to each Lender) or waived by the Administrative Agent, as applicable:

(a)            Credit Agreement. This Credit Agreement, duly executed and delivered by the Credit Parties;

(b)            Note. A Note duly executed and delivered by each Borrower (if required) in accordance with Section 3.1;

(c)          Security Agreements. Each Security Agreement, each duly executed and delivered by the parties thereto in favor of the Administrative Agent for the benefit of the Secured Parties;

(d)            Control Agreements. Each Control Agreement, each duly executed and delivered by the parties thereto;

(e)            Filings.

(i)            Satisfactory reports of searches of Filings (or the equivalent in any applicable foreign jurisdiction, as applicable) in the jurisdiction of formation of each Credit Party, or where a filing has been or would need to be made in order to perfect the Administrative Agent’s Lien on behalf of the Secured Parties in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist (other than any Permitted Liens), or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate all Liens and other rights of any Person in any Collateral previously granted; and

(ii)            Filings (or the equivalent in any applicable foreign jurisdiction, as applicable) satisfactory to the Administrative Agent with respect to the Collateral together with written evidence satisfactory to the Administrative Agent that the same have been filed, submitted for filing in the appropriate public filing office(s) in the Administrative Agent’s sole discretion, to perfect the Secured Parties’ Liens in the Collateral;

(f)            Responsible Officer Certificates. A certificate from a Responsible Officer of each Credit Party, in the form of Exhibit L;

(g)            The Borrowers’ Operative Documents. True and complete copies of the Operative Documents of the Borrowers, together with certificates of existence and good standing (or other similar instruments) and any partnership registers of the Borrowers, in each case certified by a Responsible Officer of the Borrowers to be correct and complete copies thereof and in effect on the date hereof and in each case satisfactory to the Administrative Agent;

(h)            [Reserved.];

(i)            Management Agreement. A copy of the Management Agreement, duly executed by the parties thereto;

(j)            Authority Documents. Resolutions of each Credit Party, authorizing the entry into the transactions contemplated by the Loan Documents, in each case certified by a Responsible Officer of such Person as correct and complete copies thereof and in effect on the date hereof;

(k)            Incumbency Certificate. From each Credit Party, a signed certificate of a Responsible Officer, who shall certify the names of the Persons authorized, on the date hereof, to sign each of the Loan Documents and the other documents or certificates to be delivered pursuant to the Loan Documents on behalf of such Credit Party, together with the true signatures of each such Person; the Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the authority and signatures of the Persons named in such further certificate;

(l)            Opinions. A favorable opinion of counsel to the Credit Parties in form and substance satisfactory to the Administrative Agent and its counsel, dated as of the Closing Date;

(m)            Investor Documents. With respect to Investors: (i) a copy of each Investor’s duly executed Subscription Agreement, Side Letter (if applicable), and Credit Link Document, if applicable;

(n)            Fees; Costs and Expenses. Payment of all fees and other amounts due and payable on or prior to the date hereof, including the upfront fee pursuant to Section 2.11, and payment of all the fees and disbursements of the Administrative Agent’s special counsel, Cadwalader, Wickersham & Taft LLP, which may be deducted from the proceeds of such initial Borrowing;

(o)            ERISA Status. With respect to each Borrower, either (i) a favorable written opinion of counsel to such Credit Party, addressed to the Secured Parties, reasonably acceptable to the Administrative Agent and its counsel, regarding the status of such Credit Party as an Operating Company (or a copy of such opinion addressed to the Investors, reasonably acceptable to the Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to the Secured Parties); or (ii) a certificate, addressed to the Secured Parties, signed by a Responsible Officer of such Credit Party that the underlying assets of such Credit Party do not constitute Plan Assets because less than twenty-five percent (25%) of the total value of each class of equity interests in such Credit Party is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA;

(p)            Collateral Accounts. Evidence that the Collateral Accounts have been established;

(q)            “Know Your Customer” Information and Documents. Such information and documentation as is requested by the Lenders so that each of the Credit Parties has become KYC Compliant; and

(r)            Beneficial Ownership. The Administrative Agent shall have received, sufficiently in advance of (but in any event not less than three (3) Business Days prior to) the Closing Date a Beneficial Ownership Certification in relation to each Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

Section 6.2      Conditions to all Loans. The obligation of the Lenders to advance each Borrowing (including without limitation the initial Borrowing) is subject to the conditions precedent that:

(a)            Representations and Warranties. The representations and warranties of the Credit Parties set forth herein and in the other Loan Documents are true and correct in all material respects on and as of the date of the advance of such Borrowing, with the same force and effect as if made on and as of such date; provided that if any such representation and warranty is qualified as to materiality, with respect to such representation and warranty, the materiality qualifier set forth above shall be disregarded for the purposes of this condition;

(b)            No Default. No event shall have occurred and be continuing, or would result from the Borrowing, which constitutes an Event of Default or a Potential Default;

(c)            Request for Borrowing. The Administrative Agent shall have received a Request for Borrowing, together with a Borrowing Base Certificate;

(d)            No Investor Excuses. Other than as disclosed to the Administrative Agent in writing, the Credit Parties have no knowledge or reason to believe any Investor would be entitled to exercise any withdrawal, excuse or exemption right under the applicable Constituent Documents, its Subscription Agreement or any Side Letter with respect to any investment of a Borrower being acquired in whole or in part with any proceeds of the related Loan (provided, that if the Credit Parties have disclosed a potential excuse or exemption right to the Administrative Agent in writing, the excused, withdrawn or exempted portion of the applicable Investor’s Unfunded Capital Commitment shall be excluded from the calculation of the Borrowing Base, but the Borrowers shall not be prohibited from such credit extension upon satisfaction of the other conditions therefor);

(e)            [Reserved.];

(f)            Available Commitment. After giving effect to the proposed Borrowing, the Principal Obligations will not exceed the Available Commitment;

(g)            [Reserved.]; and

(h)            Beneficial Ownership. At least three (3) Business Days prior to any Borrowing, unless there has been no material change to the Beneficial Ownership Certification previously provided by the Credit Party pursuant to Section 6.1(r), such Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to Administrative Agent an updated Beneficial Ownership Certification.

Section 6.3      Addition of Qualified Borrowers. The obligation of the Lenders to advance a Borrowing to a proposed Qualified Borrower is subject to the conditions that the Borrowers shall have given the Administrative Agent at least ten (10) Business Days prior written notice and each of the following:

(a)            Approval of Qualified Borrower. In order for an entity to be approved as a Qualified Borrower (i) the Borrowers must obtain the written consent of each Lender in their sole discretion; (ii) such entity shall be one in which a Borrower owns a direct or indirect ownership interest, or through which a Borrower may acquire an investment, the indebtedness of which entity can be guaranteed by such Borrower under its Constituent Documents (a “Qualified Borrower”); and (iii) the provisions of this Section 6.3 shall be satisfied;

(b)         Guaranty of Qualified Borrower Obligations. The applicable Borrower shall provide to the Administrative Agent an unconditional guaranty of payment in the form of Exhibit I (the “Qualified Borrower Guaranty”, and such guaranties, collectively, the “Qualified Borrower Guaranties”), which shall be enforceable against the Borrower for the payment of a Qualified Borrower’s debts and obligations to the Secured Parties;

(c)         Qualified Borrower Promissory Note. Such Qualified Borrower shall execute and deliver a promissory note, in the form of Exhibit H (a “Qualified Borrower Promissory Note”), payable to the Administrative Agent, for the benefit of the Secured Parties;

(d)          Authorizations of Qualified Borrower. The Administrative Agent shall have received from the Qualified Borrower appropriate evidence of the authorization of the Qualified Borrower approving the execution, delivery and performance of the Qualified Borrower Promissory Note, duly adopted by the Qualified Borrower, as required by Applicable Law or agreement, and accompanied by a certificate of an authorized Person stating that such authorizations are true and correct, have not been altered or repealed and are in full force and effect;

(e)         Incumbency Certificate. The Administrative Agent shall have received from such Qualified Borrower a signed certificate of a Responsible Officer which shall certify the names of the Persons authorized to sign the Qualified Borrower Promissory Note and the other documents or certificates to be delivered pursuant to the terms hereof by such Qualified Borrower, together with the true signatures of each such Person. The Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the authority and signatures of the Persons named in such further certificate;

(f)          Opinion of Counsel. The Administrative Agent shall have received a favorable written opinion of counsel for such Qualified Borrower and for the Borrowers, in form and substance satisfactory to the Administrative Agent;

(g)          “Know Your Customer” Information and Documents. The Lenders shall have received all items required to make such Qualified Borrower KYC Compliant;

(h)          Fees, Costs and Expenses. Payment of all fees and other invoiced amounts due and payable by any Credit Party on or prior to the date of such Qualified Borrower becomes a Borrower hereunder and, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by any Credit Party hereunder, which may be deducted from the proceeds of any related Borrowing;

(i)          Due Diligence Review. The Administrative Agent shall have completed to its satisfaction its due diligence review of such Qualified Borrower and its respective management, controlling owners, systems and operations;

(j)          ERISA Status. Either (i) a favorable written opinion of counsel to such Qualified Borrower, addressed to the Secured Parties, reasonably acceptable to the Administrative Agent and its counsel, regarding the status of such Qualified Borrower as an Operating Company (or a copy of such opinion addressed to the Investors, reasonably acceptable to the Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to the Secured Parties); or (ii) a certificate, addressed to the Secured Parties, signed by a Responsible Officer of such Qualified Borrower that the underlying assets of such Qualified Borrower do not constitute Plan Assets because less than twenty-five percent (25%) of the total value of each class of equity interests in such Qualified Borrower is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA; and

(k)            Additional Information. The Administrative Agent shall have received such other information and documents in respect of such Qualified Borrower as may be required by the Administrative Agent.

Upon the satisfaction of the requirements of this Section 6.3 described above, such Qualified Borrower shall be bound by the terms and conditions of this Credit Agreement as if it were a Borrower hereunder.

Section 6.4      Addition of Borrowers. The obligation of the Lenders to advance a Borrowing to a proposed Borrower hereunder is subject to the conditions that the Borrowers shall have given the Administrative Agent at least fifteen (15) Business Days prior written notice and each of the following:

(a)          Approval. In order for an entity to be approved as a Borrower, (i) the Borrowers must obtain the written consent of the Administrative Agent, in its sole discretion; and (ii) the provisions of this Section 6.4 shall be satisfied;

(b)         Joinder and Security of New Borrower Obligations. The Borrower shall provide to the Administrative Agent duly executed documentation substantially similar, in the reasonable discretion of the Administrative Agent, to that executed by the Borrowers at the Closing Date, including but not limited to a joinder agreement to this Credit Agreement (pursuant to which it agrees to be jointly and severally liable for all Obligations), Collateral Documents and such other Loan Documents and Filings as the Administrative Agent may reasonably request, along with an updated Schedule III to the Credit Agreement depicting the fund structure;

(c)          Borrower Note. Upon the request of the Administrative Agent, such Borrower shall execute and deliver a promissory note, in the form of Exhibit B;

(d)          Authorizations of Borrower. The Administrative Agent shall have received from the Borrower, appropriate evidence of the authorization of such Borrower approving the execution, delivery and performance of the Loan Documents required of such Borrower, duly adopted by such Borrower, as required by Applicable Law or agreement, and accompanied by a certificate of an authorized Person stating that such authorizations are true and correct, have not been altered or repealed and are in full force and effect;

(e)          Responsible Officer Certificates. A certificate from a Responsible Officer of each Borrower, as applicable, in the form of Exhibit L;

(f)            Constituent Documents. True and complete copies of the Constituent Documents of such Borrower, together with certificates of existence and good standing (or other similar instruments), in each case certified by a Responsible Officer of such Person to be correct and complete copies thereof and in effect on the date such Borrower becomes a Borrower hereunder and in each case satisfactory to the Administrative Agent in its sole discretion;

(g)            ERISA Status. Either (i) a favorable written opinion of counsel to such Borrower, addressed to the Secured Parties, reasonably acceptable to the Administrative Agent and its counsel, regarding the status of such Borrower as an Operating Company (or a copy of such opinion addressed to the Investors, reasonably acceptable to the Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to the Secured Parties); or (ii) a certificate, addressed to the Secured Parties, signed by a Responsible Officer of such Borrower that the underlying assets of such Credit Party do not constitute Plan Assets because less than twenty-five percent (25%) of the total value of each class of equity interests in such Credit Party is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA;

(h)            Incumbency Certificate. The Administrative Agent shall have received from the Borrower, as applicable, a signed certificate of a Responsible Officer of such Borrower which shall certify the names of the Persons authorized to sign the Loan Documents to be delivered by such Borrower, together with the true signatures of each such Person. The Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the authority and signatures of the Persons named in such further certificate;

(i)            Opinion of Counsel. The Administrative Agent shall have received a favorable written opinion of counsel for the Borrower, in form and substance satisfactory to the Administrative Agent;

(j)            “Know Your Customer” Information and Documents. The Lenders shall have received all items required to make such Borrower KYC Compliant;

(k)            Fees, Costs and Expenses. Payment of all fees and other invoiced amounts due and payable by any Credit Party on or prior to the date such Borrower becomes a Borrower hereunder and, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by any Credit Party hereunder, which may be deducted from the proceeds of any related Borrowing;

(l)            Due Diligence Review. The Administrative Agent shall have completed to its satisfaction its due diligence review of such Borrower and its respective management, controlling owners, systems and operations; and

(m)            Additional Information. The Administrative Agent shall have received such other information and documents in respect of such Borrower as may be required by the Administrative Agent and its counsel.

Upon the satisfaction of the requirements of this Section 6.4 described above, the Borrower shall be bound by the terms and conditions of this Credit Agreement as a Borrower hereunder.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

To induce the Lenders to make the Loans hereunder, each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof that:

Section 7.1      Organization and Good Standing. Each Credit Party (a) is duly organized, formed or incorporated, as applicable, validly existing and in good standing under the laws of its jurisdiction of organization, formation or incorporation, as applicable; (b) has the requisite power and authority to own its properties and assets and to carry on its business as now conducted; and (c) is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification except where the failure to be so qualified to do business would not have a Material Adverse Effect.

Section 7.2      Authorization and Power. Each Credit Party has the partnership, limited liability company or corporate power, as applicable, and requisite authority to execute, deliver, and perform its respective obligations under the Loan Documents to be executed by it, its Constituent Documents, and its Subscription Agreements. Each Credit Party is duly authorized to, and has taken all partnership, limited liability company or corporate action, as applicable, necessary to authorize it to execute, deliver, and perform its obligations under the Loan Documents, its Constituent Documents, and the Subscription Agreements, and is and will continue to be duly authorized to perform its obligations under the Loan Documents, its Constituent Documents and the Subscription Agreements.

Section 7.3      No Conflicts or Consents. None of the execution and delivery of the Loan Documents, the consummation of any of the transactions herein or therein contemplated, or the compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict, in any material respect, with (a) any provision of law, statute or regulation to which any Credit Party is subject or any judgment, license, order or permit applicable to any Credit Party, (b) any indenture, mortgage, deed of trust or other agreement or instrument to which any Credit Party is a party or by which any Credit Party may be bound, or to which any Credit Party may be subject, or (c) such Credit Party’s Constituent Documents, its Subscription Agreement or any Side Letter. No consent, approval, authorization or order of any court or Governmental Authority, Investor or third party is required in connection with the execution and delivery by any Credit Party of the Loan Documents or to consummate the transactions contemplated hereby or thereby, including its Constituent Documents, except, in each case, for that which has already been waived or obtained.

Section 7.4      Enforceable Obligations. The Loan Documents to which any Credit Party is a party are the legal and binding obligations of such Credit Party, enforceable in accordance with their respective terms, subject to Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law).

Section 7.5      Priority of Liens. The Collateral Documents create, as security for the Obligations, valid and enforceable, perfected first priority Lien on all of the Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, subject to no other Liens, except as enforceability may be limited by Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law), in each case subject to Permitted Liens. Such Liens on the Collateral shall be superior to and prior to the rights of all third parties in such Collateral (subject to Permitted Liens), and, other than in connection with any future Change in Law or in the applicable Credit Party’s name, identity or structure, or its jurisdiction of organization, formation or incorporation, as the case may be, no further recordings or Filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with Applicable Law.

Section 7.6      Financial Condition. The Credit Parties have delivered to the Administrative Agent the most recently available copies of the financial statements and reports described in Section 8.1 and the related statement of income, in each case certified by a Responsible Officer of such Credit Party to be true and complete and to present fairly in all material respects the financial condition of such Credit Party as of the date set forth therein; such representation relating to the financial statements shall be without qualification, exception or any other statement which has the effect of modifying the opinions therein.

Section 7.7      Full Disclosure. All information heretofore furnished by or on behalf of such Credit Party or the Investment Manager, in connection with the Loan Documents and the transactions contemplated hereby, is true and correct in all material respects on the date as of which such information was stated or deemed stated.

Section 7.8      No Default. No event has occurred and is continuing which constitutes an Event of Default or a Potential Default.

Section 7.9      No Litigation. (a) As of the Closing Date, there are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings in any court or before any arbitrator or Governmental Authority (“Proceedings”) pending or threatened, against any Credit Party, other than any such Proceeding that has been disclosed in writing by such Credit Party to the Administrative Agent, and (b) as of any date after the Closing Date, there are no such Proceedings pending or threatened, against such Credit Party, other than any such Proceeding that would not, if adversely determined, have a Material Adverse Effect.

Section 7.10      Material Adverse Effect. No circumstances exist or changes to any Credit Party have occurred since the date of the most recent financial statements of such Credit Party delivered to the Administrative Agent which would reasonably be expected to result in a Material Adverse Effect.

Section 7.11      Taxes. Each Credit Party has timely filed or caused to be filed all U.S. federal income and other material Tax returns, information statements and reports required to have been filed and has timely paid or caused to be paid all U.S. federal and other material Taxes required to be paid by such Credit Party, except for any such Taxes that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP.

Section 7.12      Principal Office; Jurisdiction of Formation. (a) Each of the principal office, chief executive office, and principal place of business of the Credit Parties is correctly listed on Schedule I, and each Credit Party has been at such location since its formation; and (b) the jurisdiction of formation of the Credit Parties is correctly listed on Schedule I, and each Credit Party is not organized under the laws of any other jurisdiction.

Section 7.13      ERISA. Each Borrower satisfies an exception under the Plan Asset Regulations so that its underlying assets do not constitute Plan Assets. The execution, delivery and performance of this Credit Agreement and the other Loan Documents, the enforcement of the Obligations directly against the Investors, and the borrowing and repayment of amounts under this Credit Agreement, do not and will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975(c)(1)(A) - (D) of the Internal Revenue Code. No Credit Party or member of a Credit Party’s Controlled Group has established, maintains, contributes to, or has any liability (contingent or otherwise) with respect to any Plan.

Section 7.14      Compliance with Law. Each Credit Party is in compliance with all laws, rules, regulations, orders, and decrees which are applicable to it or its properties, including, without limitation, Environmental Laws and ERISA, except where non-compliance would not be reasonably likely to have a Material Adverse Effect.

Section 7.15      Environmental Matters. Each Credit Party (a) has not received any notice or other communication or otherwise learned of any Environmental Liability which could individually or in the aggregate be expected to have a Material Adverse Effect arising in connection with: (i) any actual or alleged non-compliance with or violation of any Environmental Requirements by such Credit Party or any permit issued under any Environmental Law to such Credit Party; or (ii) the Release or threatened Release of any Hazardous Material into the environment; and (b) has no actual liability or, threatened liability in connection with the Release or threatened Release of any Hazardous Material into the environment or any Environmental Requirements which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

Section 7.16      Capital Commitments and Contributions. All the Investors are correctly set forth on Exhibit A hereto (or on a revised Exhibit A delivered to the Administrative Agent in accordance with Sections 8.1(i) or Section 8.19), and the true and correct Capital Commitment and Uncalled Capital Commitment of each Investor is set forth on Exhibit A (or on any such revised Exhibit A). No Drawdowns have been delivered other than any that have been disclosed in writing to the Administrative Agent.

Section 7.17      Fiscal Year. The fiscal year of each Credit Party is the calendar year.

Section 7.18      Investor Documents. Each Investor has executed a Subscription Agreement which has been provided to the Administrative Agent. Each Side Letter that has been entered has been provided to the Administrative Agent. For each Investor, its Subscription Agreement (and any related Side Letter) set forth its entire agreement regarding its Capital Commitment.

Section 7.19      Margin Stock. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used: (a) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock; (b) to reduce or retire any Indebtedness which was originally incurred to purchase or carry any such Margin Stock; or (c) for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulations T, U, or X. No Credit Party nor any Person acting on behalf of the Credit Parties has taken or will take any action which might cause any Loan Document to violate Regulations T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act, in each case as now in effect or as the same may hereafter be in effect. No Loan will be secured at any time by, and no Collateral in which any Credit Party has granted to the Administrative Agent, for the benefit of each of the Secured Parties, will contain at any time, any Margin Stock.

Section 7.20      Investment Company Status. Such Borrower is either: (i) an “investment company” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act of 1940, as amended or (ii) not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 7.21      No Defenses. No Credit Party is in breach of any material obligation under its Constituent Documents, any Subscription Agreement or any Side Letter. No Responsible Officer of any Credit Party knows of any occurrence or circumstance which with the passage of time and/or giving of notice, could constitute a defense to the obligations of the Investors to make Capital Contributions to a Borrower pursuant to a Drawdown in accordance with the Subscription Agreements, or has actual knowledge of any claims of offset or any other claims of the Investors against any Credit Party which would or could diminish or adversely affect the obligations of the Investors to make Capital Contributions and fund Drawdowns in accordance with the Subscription Agreements (and any related Side Letters) or Credit Link Document.

Section 7.22      No Withdrawals Without Approval. No Investor is permitted to withdraw its interest in any Borrower without the prior approval of the Borrower.

Section 7.23      Sanctions. No Credit Party and no Person directly or indirectly controlling a Credit Party, and, to the actual knowledge of any Responsible Officer of each Credit Party, no Person directly or indirectly controlled by a Credit Party or any Related Party of any of the foregoing, (a) is a Sanctioned Entity, (b) is controlled by or is acting on behalf of a Sanctioned Entity or (c) to each Credit Party’s knowledge is under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions. To the actual knowledge of any Responsible Officer of each Credit Party, no Investor is a Sanctioned Entity.

Section 7.24      Insider. No Credit Party is an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than ten percent (10%) of any class of voting securities” (as those terms are defined in 12 U.S.C. § 375b or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a subsidiary, or of any subsidiary, of a bank holding company of which any Lender is a subsidiary, of any bank at which any Lender maintains a correspondent account, or of any bank which maintains a correspondent account with any Lender.

Section 7.25      Investors. The Borrowing Base Certificate, as it may be updated in writing from time to time by the Borrowers, is true and correct in all material respects (subject to any Transfer of an Investor’s Subscribed Interest not yet reported, as permitted by Section 9.5).

Section 7.26      Organizational Structure. The structure of the Credit Parties is as depicted on Schedule III. As of the date hereof, there are no Affiliates of the Credit Parties that have not been disclosed to Administrative Agent on Schedule III (other than as described therein).

Section 7.27      No Brokers. None of the Credit Parties or the Investment Manager has dealt with any broker, investment banker, agent or other Person (except for the Administrative Agent, the Lenders and any Affiliate of the foregoing) who may be entitled to any commission or compensation in connection with the Loan Documents, the Loans or a transaction under or pursuant to the Loan Documents.

Section 7.28      Financial Condition. The Borrowers taken as a whole are Solvent.

Section 7.29      Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification provided pursuant to Section 6.1(r) is true and correct in all respects.

ARTICLE VIII

AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES

So long as the Lenders have any commitment to lend hereunder, and until payment and performance in full of the Obligations under the Loan Documents, each Credit Party agrees that:

Section 8.1      Financial Statements, Reports and Notices. The Credit Parties shall deliver to the Administrative Agent sufficient copies for each Lender of the following:

(a)          Financial Reports.

(i)           Annual Reports. As soon as available, but no later than one hundred (100) days after the end of the fiscal year for each of the Borrowers, the audited consolidated balance sheet and related statements of operations, income, partners’, members’ or shareholders’ equity and cash flows of the Borrowers as of the end of and for such year, setting forth in each case in comparative form (if applicable) the figures for the previous fiscal year, all reported on by a firm of nationally recognized independent certified public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrowers on a consolidated basis in accordance with GAAP consistently applied.

(ii)            Quarterly Reports. As soon as available, but no later than fifty-five (55) days after the end of each of the first three fiscal quarters of the Borrowers, the unaudited consolidated balance sheet and related statements of operations, income, partners’, members’ or shareholders’ equity and cash flows of the Borrowers as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified in a Compliance Certificate by a Responsible Officer of the Borrowers, as presenting fairly in all material respects the financial condition and results of operations of the Borrowers on a consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes.

(b)            Compliance Certificate. As soon as available, but no later than the date any financial statement are due pursuant to Section 8.1(a), a compliance certificate in the form of Exhibit M (the “Compliance Certificate”), certified by a Responsible Officer of the Borrowers to be true and correct, (i) stating whether any Event of Default or any Potential Default exists; (ii) stating whether the Borrowers are in compliance with the Debt Limitations contained in Section 9.10 and containing the calculations evidencing such compliance; (iii) stating that no Exclusion Event has occurred with respect to any Included Investor or Designated Investor (that has not previously been disclosed to the Administrative Agent in writing); and (iv) setting forth: (A) in the case of a Compliance Certificate delivered in connection with a fiscal quarter-end report by the Borrowers, a description of the investments acquired, sold or otherwise disposed of by the Borrowers during such fiscal quarter; (B) in the case of a Compliance Certificate delivered in connection with a fiscal year-end report by the Borrowers, a description of the investments acquired, sold or otherwise disposed of by the Borrowers during such fiscal year, and a statement of the capital account of each Investor; and (C) an updated Borrowing Base Certificate as of the date of delivery of such Compliance Certificate.

(c)            Drawdowns. On the same Business Day of the issuance of each Drawdown Notice, the Borrowers shall notify the Administrative Agent of the making thereof and shall provide information as to the timing and amount of such Drawdown along with copies of each Drawdown Notice delivered to the Investors.

(d)            Notice of Default. Within one (1) Business Day of becoming aware of the existence of any condition or event which constitutes an Event of Default or a Potential Default, the Credit Parties shall furnish to the Administrative Agent a written notice specifying the nature and period of existence thereof and the action which such Credit Party is taking or proposes to take with respect thereto.

(e)            Notice of Certain Withdrawals. Promptly, but no later than the Business Day following receipt thereof, copies of any notice of withdrawal or request for excuse or exemption by any Investor pursuant to its Subscription Agreement or Side Letter.

(f)            Investor Events. Promptly upon becoming aware of any of the following events, notice to the Administrative Agent if: (i) an Exclusion Event has occurred with respect to any Included Investor or Designated Investor or any other Investor has failed to timely fund a Drawdown; (ii) there has been any decline in the Rating of any Included Investor (or its Credit Provider, Sponsor or Responsible Party) whether or not such change results in an Exclusion Event; or (iii) there has been a change in the name or notice information of any Investor.

(g)            [Reserved.]

(h)            ERISA Certification. (i) For each Borrower that provided a certificate of a Responsible Officer pursuant to Section 6.1(o)(ii), Section 6.3(~~i~~j)(ii) or Section 6.4(g)(ii), prior to admitting one or more ERISA Investors which would result in twenty-five percent (25%) of the total value of any class of equity interests in such Credit Party being held by “benefit plan investors” within the meaning of Section 3(42) of ERISA, such Credit Party shall deliver a favorable written opinion of counsel to such Credit Party addressed to the Secured Parties, reasonably acceptable to the Administrative Agent and its counsel, regarding the status of such Credit Party as an Operating Company (or a copy of such opinion addressed to the Investors, reasonably acceptable to the Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to the Secured Parties); and (ii) with respect to each Borrower, for so long as there is any ERISA Investor in such Credit Party, such Credit Party shall provide to the Administrative Agent, no later than sixty (60) days after the first day of each Annual Valuation Period in the case of clause (1) below or thirty (30) days after the end of such Credit Party’s fiscal year in the case of clause (2) below, a certificate signed by a Responsible Officer of such Credit Party that (1) such Credit Party has remained and still is an Operating Company or (2) the underlying assets of such Credit Party do not constitute Plan Assets because less than twenty-five percent (25%) of the total value of each class of equity interests in such Credit Party is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA.

(i)            Borrowing Base Certificate. The Borrowers will provide an updated Borrowing Base Certificate certified by a Responsible Officer of the Borrowers to be true and correct in all material respects at each of the following times: (i) on the first (1st) Business Day of each calendar month, (ii) concurrently with the delivery of each quarterly Compliance Certificate; (iii) in connection with any new Borrowing; (iv) within three (3) calendar days of the issuance of any Drawdowns to the Investors (together with copies of such Drawdowns in accordance within Section 8.1(c)); (v) within two (2) Business Days following any Exclusion Event or a Transfer of any Included Investor’s or Designated Investor’s Subscribed Interest; (vi) upon any Credit Party obtaining actual knowledge of any decline in the Rating of any Included Investor, where such change results in a lower Concentration Limit with respect to such Investor (it being understood that the Borrowers are not required to affirmatively monitor the Ratings of the Investors, but only to comply with the delivery obligation in this Section 8.1(i) in the event of a Credit Party obtaining actual knowledge of a decline in any such Rating); and (vii) within five (5) Business Days of any other event that reduces the Available Commitment (such as, by way of example, a deemed Capital Contribution).

(j)            Other Reporting. Simultaneously with the delivery to any Investor, copies of all other material Investor reports, financial statements, appraisal reports, notices, and other matters at any time or from time to time furnished to the Investors.

(k)            [Reserved.]

(l)            New Investors or Amended Investor Documents. Within three (3) Business Days of execution thereof, copies of the Subscription Agreement (and any related Side Letter) or any transfer documentation of any new Investor or written evidence of an increase in the Capital Commitment of any Investor or any amendments to any Investor’s Side Letter, including but not limited to any documents related to an Investor’s election to opt into the provisions of any other Investor’s Side Letter pursuant to a ‘most favored nations’ clause.

(m)            Notice of Material Adverse Effect. Each Credit Party shall, promptly upon a Responsible Officer obtaining actual knowledge thereof, notify the Administrative Agent of any event if such event could reasonably be expected to result in a Material Adverse Effect.

(n)            Beneficial Ownership. With respect to any Credit Party that is “legal entity customer” under the Beneficial Ownership Regulation, such Credit Party shall promptly give notice to the Administrative Agent of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

(o)            Other Information. Such other information concerning the business, properties, or financial condition of the Credit Parties as the Administrative Agent shall reasonably request.

Section 8.2      Payment of Obligations. Each Credit Party shall pay and discharge all Indebtedness and other obligations before any such obligation becomes delinquent, if in the case of Indebtedness such failure could reasonably be expected to result in a default in excess of the Threshold Amount.

Section 8.3      Maintenance of Existence and Rights. Each Credit Party shall preserve and maintain its existence. Each Credit Party shall further preserve and maintain all of its rights, privileges, and franchises necessary in the normal conduct of its business and in accordance with all valid regulations and orders of any Governmental Authority the failure of which could reasonably be expected to result in a Material Adverse Effect.

Section 8.4      Operations and Properties. Each Credit Party shall act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business, and investments. Each Credit Party shall keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

Section 8.5      Books and Records; Access. Following ten (10) Business Days prior written notice, each Credit Party shall give the Administrative Agent access during ordinary business hours to, and permit such person to examine, copy, or make excerpts from, any and all books, records, and documents in the possession of such Credit Party and relating to their affairs, and to inspect any of the offices of the Credit Party and to discuss its affairs, finances and condition with its officers.

Section 8.6      Compliance with Law. Each Credit Party shall observe and comply with all Applicable Laws and all orders of any Governmental Authority, including without limitation, Environmental Laws and ERISA, and maintain in full force and effect all Governmental Approvals applicable to the conduct of its business, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 8.7      Insurance. Each Credit Party shall maintain, with financially sound and reputable insurance companies, workmen’s compensation insurance, liability insurance, and insurance on its present and future properties, assets, and businesses against such casualties, risks, and contingencies, and in such types and amounts, as are consistent with customary practices and standards of its industry in the same or similar locations.

Section 8.8      Authorizations and Approvals. Each Credit Party shall promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable such Credit Party to comply with its obligations hereunder, under the other Loan Documents and its Constituent Documents and to conduct its business in the customary fashion.

Section 8.9      Maintenance of Liens. Each Credit Party shall perform all such acts and execute all such documents as the Administrative Agent may reasonably request in order to enable the Administrative Agent and Secured Parties to file and record every instrument that the Administrative Agent may deem necessary in order to perfect and maintain the Secured Parties’ first priority security interests in (and Liens on) the Collateral (subject to Permitted Liens) and otherwise to preserve and protect the rights of the Secured Parties in respect of such first priority security interests and Liens.

Section 8.10      Further Assurances. Each Credit Party shall make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, and additional agreements, undertakings, conveyances, transfers, assignments, financing statements, or other assurances, and shall take any and all such other action, as the Administrative Agent may, from time to time, deem necessary or desirable in connection with this Credit Agreement or any of the other Loan Documents, the obligations of the Credit Party hereunder or thereunder for better assuring and confirming unto the Secured Parties all or any part of the security for any of such obligations.

Section 8.11      Maintenance of Independence. Each Credit Party shall at all times (a) conduct and present itself as a separate entity and maintain all business organization formalities, (b) maintain separate books and records, (c) conduct all transactions with Affiliates (i) in accordance with the provisions of the Operative Documents, or (ii) otherwise on an arm’s length basis, and (d) not commingle its funds with funds of other Persons, including Affiliates.

Section 8.12      Taxes. Each Credit Party shall timely file all U.S. federal and other material Tax returns, information statements and reports required be filed and shall timely pay all U.S. federal and other material Taxes required to be paid by such Credit Party, except for any such Taxes that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP.

Section 8.13      Compliance with Constituent Documents. Each Credit Party shall comply with the provisions of its Constituent Documents in all material respects.

Section 8.14      Investor Default. At all times when an Event of Default has occurred and is continuing and any Investor has failed to fund any Capital Contribution when due or otherwise defaulted on any of its obligations to any Credit Party, then such Credit Party shall exercise its available remedies as to such Investor only with the written consent of the Administrative Agent, at the direction of the Required Lenders.

Section 8.15      Collateral Account. Each Credit Party shall ensure that, at all times, the Administrative Agent shall have electronic monitoring access to each Collateral Account or such other reasonable access if electronic monitoring is not available.

Section 8.16      Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. Each Credit Party, each Person directly or indirectly controlling a Credit Party, and, to each Credit Party’s actual knowledge, each Person directly or indirectly controlled by a Credit Party and each other Related Party of any of the foregoing shall, comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws. Each Credit Party shall (a) maintain policies and procedures reasonably designed to ensure compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws, (b) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with all applicable Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Investor and the origin of the assets used by such Investor to purchase the property in question, and shall maintain sufficient information to identify the applicable Investor for purposes of Anti-Money Laundering Laws, (c) ensure it does not use any of the proceeds of the Loan in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, and (d) ensure it does not fund any repayment of the Obligations in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

Section 8.17      Solvency. The financial condition of each Borrower shall be such that such Person is Solvent.

Section 8.18      [Reserved].

Section 8.19      [Reserved].

Section 8.20      Compliance with Sanctions. Each Credit Party, each Person directly or indirectly controlling a Credit Party, and to each Credit Party’s actual knowledge each Person directly or indirectly controlled by a Credit Party or any Related Party of the foregoing, shall comply with all applicable Sanctions in all material respects. Each Credit Party shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions.

Section 8.21      Electronic Access to Collateral Account.  Borrower shall provide Administrative Agent with electronic monitoring access to the Collateral Account at all times.

ARTICLE IX

NEGATIVE COVENANTS

So long as the Lenders have any commitment to lend hereunder, and until payment and performance in full of the Obligations, each Credit Party agrees that:

Section 9.1      Credit Party Information. No Credit Party shall change its name chief executive office and/or principal place of business without prior written notice to the Administrative Agent. No Credit Party shall change its jurisdiction of formation without the prior written consent of the Administrative Agent.

Section 9.2      Mergers, Etc. No Credit Party shall take any action (a) to merge, divide or consolidate with or into any Person, unless such Credit Party is the surviving entity, or (b) that will dissolve or terminate such Credit Party.

Section 9.3      Limitation on Liens. No Credit Party shall create, permit or suffer to exist any Lien (whether such interest is based on common law, statute, other law or contract and whether junior or equal or superior in priority to the Liens created by the Loan Documents) upon the Collateral, other than Permitted Liens.

Section 9.4      Fiscal Year and Accounting Method. No Credit Party shall change its fiscal year or its method of accounting without the prior written consent of the Administrative Agent, unless otherwise required to do so by the Internal Revenue Code or GAAP (and if so required the Borrowers shall promptly notify the Administrative Agent in writing of such change).

Section 9.5      Transfer of Interests; Admission of Investors.

(a)            Transfer by Investors. The Credit Parties shall not permit any Transfer of an interest in a Borrower unless explicitly permitted pursuant to this Section 9.5. The Borrowers shall notify the Administrative Agent of any such Transfer by any Investor of all or a portion of any interest in any Borrower at least five (5) Business Days before the proposed Transfer, and shall, promptly upon receipt thereof, deliver to the Administrative Agent copies of any proposed assignment agreement and other documentation delivered to, or required of such Investor by, the Borrower. In order for a new Investor to be deemed to be an Included Investor or a Designated Investor, such new Investor must satisfy the criteria therefor as set out in this Credit Agreement. If the transfer of an Investor interest to a new Investor would result in a mandatory prepayment pursuant to Section 3.5(b) (due to the transferee not being designated as an Included Investor or a Designated Investor or otherwise), such mandatory prepayment shall be calculated and paid to the Administrative Agent prior to the effectiveness of the transfer. Subject to compliance with the preceding sentence and Section 9.5(b), any assignment by an Investor shall be permitted.

(b)            Transfers of Affiliated Investor Interests. No Borrower shall permit any Transfer by an Affiliated Investor of its Subscribed Interest without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed). Such Borrower shall notify the Administrative Agent of any Transfer by any Affiliated Investor of all or a portion of any Subscribed Interest in such Borrower at least five (5) Business Days before the proposed Transfer, and shall, promptly upon receipt thereof, deliver to the Administrative Agent copies of any executed assignment agreement and other documentation delivered to, or required of such Investor by such Borrower. Notwithstanding the foregoing no consent shall be required if the Transfer by such Affiliated Investor is (a) made to (i) an Affiliate of such Affiliated Investor or (ii) a family-related entity or trust established by such Affiliated Investor and (b) otherwise complies with this Section 9.5.

(c)            Sanctions Compliance. Any admission of an assignee of an interest in any Borrower or as a substitute Investor and any admission of a Person as a new Investor of any Borrower that constitutes more than 25% of the aggregate Capital Commitments shall be subject to such Person’s compliance with Sanctions and being KYC Compliant.

Section 9.6      Constituent Documents. Except as hereinafter provided, no Credit Party shall alter, amend, modify, terminate, waive or change any provision of its Constituent Documents, any Subscription Agreement or, any Side Letter or enter any new Side Letter (each, a “Proposed Amendment”) if such Proposed Amendment would (a) remove or modify the Debt Limitations, (b) affect the Credit Party’s or any Investor’s (as applicable) debts, duties, obligations, and liabilities, or the rights, titles, security interests, Liens, powers and privileges of such Person (as applicable), in each case, relating to any Drawdowns, Capital Contributions, Capital Commitments, Uncalled Capital Commitments or any other Collateral or any time period applicable thereto, (c) except as permitted under Section 9.5, suspend, reduce, terminate or change any Investor’s Unfunded Capital Commitments or obligation to fund Drawdowns, or (d) otherwise have an adverse effect on the rights, titles, first priority security interests and Liens, and powers and privileges of any of the Secured Parties hereunder (each, a “Material Amendment”). With respect to any Proposed Amendment, such Credit Party shall notify the Administrative Agent of such proposal. The Administrative Agent shall within ten (10) Business Days of the date on which it has received such notification determine, in its sole discretion without the requirement of obtaining the input of the Lenders and on its good faith belief, whether or not such Proposed Amendment would constitute a Material Amendment and shall promptly notify such Credit Party of its determination. In the event that the Administrative Agent determines that such Proposed Amendment is a Material Amendment, the approval of all Lenders shall be required, and the Administrative Agent shall promptly notify the Lenders of such request for such approval. Subject to Section 12.1, the Lenders shall, within ten (10) Business Days from the date of such notice from the Administrative Agent, deliver their approval or denial thereof. In the event that the Administrative Agent determines that the Proposed Amendment is not a Material Amendment, such Credit Party may make such amendment without the consent of any Lender. Each Credit Party may, without the consent of the Administrative Agent or the Lenders, amend its Constituent Documents: (x) to admit new Investors to the extent permitted by, and in accordance with, this Credit Agreement; and (y) to reflect transfers of Subscribed Interests in the Borrowers permitted by, and in accordance with, this Credit Agreement. In the event any Constituent Document of any Credit Party is altered, amended, modified or terminated in any respect whatsoever, such Credit Party shall provide the Administrative Agent with copies of each executed, filed or otherwise effective document relating thereto.

Section 9.7      [Reserved].

Section 9.8      Limitation on Investor Withdrawals. No Credit Party shall permit any Investor to withdraw its Subscribed Interest in any Borrower without the prior written consent of all Lenders, other than in the limited instance in accordance with Section 9.5.

Section 9.9      Transfers of Capital Commitments. No Borrower shall cause Capital Contributions to be made to any Affiliate of a Credit Party or to any other Person that is not a Credit Party hereunder or directly to any investment of a Borrower.

Section 9.10      Limitation on Indebtedness. No Borrower shall incur Indebtedness which (a) does not fully comply with the requirements and limitations set forth in the applicable Operative Documents or (b) which exceeds 75% of the total Capital Commitments of Investors in the Borrowers (collectively, the “Debt Limitations”).

Section 9.11      Capital Commitments. No Credit Party shall: (i) cancel, reduce, excuse, or abate the Capital Commitment of any Investor without the prior written consent of the Lenders which may be withheld in their sole discretion; or (ii) relieve, excuse, delay, postpone, compromise or abate any Investor from the making of any Capital Contribution (including, for the avoidance of doubt, in connection with any particular investment of such Credit Party), provided, however the Credit Parties may excuse any Investor from funding a Drawdown with respect to which an Investment Exclusion Event applies.

Section 9.12      Drawdowns. No Credit Party shall make any contractual or other agreement with any Person which shall restrict, limit, penalize or control its ability to make Drawdowns or the timing thereof (excluding any limitations set forth in a Side Letter which has been delivered to the Administrative Agent prior to the Closing Date or concurrently with any Investor’s admission to a Fund; provided that any Investor admitted to a Fund following the Closing Date and such Investor has entered into a Side Letter shall not be an Included Investor without the Administrative Agent’s written consent, given in its sole discretion).

Section 9.13      ERISA Compliance. No Credit Party or member of a Credit Party’s Controlled Group shall establish, maintain, contribute to, or have any liability (contingent or otherwise) with respect to any Plan. No Borrower shall fail to satisfy an exception under the Plan Asset Regulations which failure causes the assets of such Credit Party to be deemed Plan Assets. No Credit Party shall take any action, or omit to take any action, which would give rise to a non-exempt prohibited transaction under Section 4975(c)(1)(A), (B), (C) or (D) of the Internal Revenue Code or Section 406(a) of ERISA that would subject the Administrative Agent or the Lenders to any tax, penalty, damages or any other claim or relief under the Internal Revenue Code or ERISA.

Section 9.14      Dissolution. Without the prior written consent of all Lenders (in their sole discretion), no Credit Party shall take any action to terminate or dissolve.

Section 9.15      Environmental Matters. Except for such conditions as are in compliance with relevant Environmental Laws or otherwise could not reasonably be expected to result in a Material Adverse Effect, no Credit Party shall: (a) cause or permit any Hazardous Material to be generated, placed, held, located or disposed of on, under or at, or transported to or from, any real property of such Credit Party; or (b) permit any real property of such Credit Party to ever be used as a dump site or storage site (whether permanent or temporary) for any Hazardous Material.

Section 9.16      Limitations on Distributions. No Credit Party shall make, pay or declare any Distribution (as defined below) (a) at any time except as permitted pursuant to its Constituent Documents or (b) at any time during the existence of a Cash Control Event, in each of the foregoing cases, other than Permitted Distributions, and the Administrative Agent shall determine if a Distribution constitutes a Permitted Distribution; provided such determination shall be made solely on the advice of Administrative Agent’s Investment Company Act of 1940 counsel. Except as set forth in the previous sentence, Permitted Distributions may be made from any Collateral Account during a Cash Control Event if such amounts being distributed (i) were in the Collateral Account prior to the occurrence of the Cash Control Event (and such amounts are not proceeds of a call that triggered a mandatory prepayment hereunder) or (ii) were deposited into such Collateral Account pursuant to a Drawdown made after the occurrence of the Cash Control Event and the amount of such Drawdown (x) was less than two percent (2%) of the Initial Borrower’s assets and (y) did not trigger a mandatory prepayment hereunder. “Distribution” means any distributions (whether or not in cash) on account of any Subscribed Interest or other equity interest in a Borrower, including as a dividend or other distribution and on account of the purchase, redemption, retirement or other acquisition of any such Subscribed Interest or other equity interest.

Section 9.17      Limitation on Withdrawals of Funds. Without the prior written consent of all Lenders, no Credit Party shall make or cause the making of any withdrawal or transfer of funds from any Collateral Account if a Cash Control Event has occurred and is continuing, other than withdrawals for the purpose of repaying Obligations.

Section 9.18      [Reserved].

Section 9.19      Limitations of Use of Loan Proceeds. The Credit Parties shall not use the proceeds of any Loan for the payment to any Investor of any Distribution.

Section 9.20      Transactions with Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, sell, lease or otherwise transfer any of its property or assets to, or purchase, lease or otherwise acquire any property or assets from, or make any contribution towards, or reimbursement for, any taxes payable by any Person or any of its Subsidiaries in respect of income of such Credit Party, or otherwise engage in any other transactions with, any of its Affiliates, except transactions in the ordinary course of business at prices and on terms and conditions not less favorable to such Credit Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties.

Section 9.21      Collateral Accounts.

(a)            No Credit Party shall direct, authorize or otherwise permit any proceeds, monies or sums paid by the Investors pursuant to any Drawdown to be deposited, credited or otherwise included in any account other than a Collateral Account.

(b)            No Credit Party shall, and shall not cause any of its Subsidiaries to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collateral Accounts cash or cash proceeds other than Capital Contributions.

Section 9.22      Deemed Capital Contributions. The Borrowers shall not reinvest cash flow from investments and/or net proceeds from investment dispositions if (a) an Event of Default has occurred and is continuing or (b) such reinvestment would reduce the Unfunded Capital Commitment of any Investor and cause the Principal Obligations to exceed the Available Commitment, unless with respect to this clause (b), prior to such reinvestment, the Borrowers shall first make any resulting prepayment required under Section 3.5(b).

Section 9.23      Sanctions. No Credit Party, no Person directly or indirectly controlling a Credit Party, and to the actual knowledge of any Responsible Officer of each Credit Party no Person directly or indirectly controlled by a Credit Party, and no other Related Party of any of the foregoing, in each case directly or indirectly, will use the proceeds of any Loan hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Entity, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause a Lender to be in breach of any Sanctions. No Credit Party will fund any repayment of the Obligations with proceeds derived directly, or to the actual knowledge of any Responsible Officer of each Credit Party, indirectly, from any transaction that would be prohibited by Sanctions or would otherwise cause the Lender or any other party to this Credit Agreement to be in breach of any Sanctions.

Section 9.24      Exchange Listing. No Borrower shall not take any action which could result in the Exchange Listing occurring prior to the Maturity Date.

Section 9.25      Drawdowns. Except as provided in its Constituent Documents, such Borrower shall not make any contractual or other agreement with any Person which shall restrict, limit, penalize or control its ability to make Drawdowns or the timing thereof.

ARTICLE X

EVENTS OF DEFAULT

Section 10.1      Events of Default. An “Event of Default” shall occur if any one or more of the following events (herein collectively called “Events of Default”) shall occur (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)            (i) the Borrowers shall fail to pay when due any Principal Obligations, including, without limitation, any failure to pay any amount required under Section 3.5(b); or (ii) the Borrowers shall fail to pay when due any interest on the Obligations or any fee, expense, indemnity or other payment required hereunder, or under any other Loan Document, and such failure under this clause (ii) shall continue for two (2) Business Days;

(b)            any representation or warranty made or deemed made by or on behalf of the Credit Parties (in each case, as applicable) under any of the Loan Documents executed by any one or more of them, or in any certificate or statement furnished or made to the Administrative Agent or Lenders or any one of them by the Credit Parties (in each case, as applicable) pursuant hereto, in connection herewith or with the Loans, or in connection with any of the Loan Documents, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made and, with respect to any representation or warranty other than that contained in Section 7.23, the adverse effect of the failure of such representation or warranty shall not have been cured within ten (10) days after the earlier of (i) notice of such failure by the Administrative Agent and (ii) any Responsible Officer of a Credit Party obtains notice or actual knowledge thereof;

(c)            default shall occur in the performance of: (i) any of the covenants or agreements contained herein (other than the covenants contained in Sections 3.5(b), 5.2(a), 8.1 or Sections 9.1 through 9.25) by the Credit Parties; or (ii) the covenants or agreements of the Credit Parties contained in any other Loan Documents executed by such Person, and, if such default is susceptible to cure, such default shall continue uncured to the satisfaction of the Administrative Agent for a period of thirty (30) days after a Responsible Officer of a Credit Party obtains actual knowledge thereof;

(d)            default shall occur in the performance of any of the covenants or agreements of any Credit Party contained in Section 3.5(b), 5.2(a) (except with respect to the first Drawdown following the Closing Date), 8.16, or any one of Sections 9.1 through 9.25 (provided, however, in respect of Section 9.21(a), only with respect to a Credit Party directing any proceeds, monies or sums paid by the Investors pursuant to any Drawdown to be deposited, credited or otherwise included in any account other than a Collateral Account (a “Credit Party Direction”));

(e)            default shall occur in the performance of Sections 5.2(a) (only with respect to the first Drawdown following the Closing Date), 8.1, 8.21 or 9.21(a) (other than as a result of any Credit Party Direction) and such default shall continue uncured for three (3) Business Days after a Responsible Officer of a Credit Party obtains actual knowledge thereof;

(f)            any of the Loan Documents executed by the Credit Parties shall: (i) cease, in whole or in part, to be legal, valid, binding agreements enforceable against the Credit Parties, as the case may be, in accordance with the terms thereof; (ii) in any way be terminated or become or be declared ineffective or inoperative; or (iii) in any way whatsoever cease to give or provide the respective first priority Liens, security interest, rights, titles, interest, remedies, powers, or privileges intended to be created thereby (subject to any Permitted Liens);

(g)            default shall occur with respect to the payment of any Indebtedness of any Credit Party in an amount equal to or in excess of the Threshold Amount or any such Indebtedness shall become due before its stated maturity by acceleration of the maturity thereof or shall become due by its terms and in either case shall not be promptly paid or extended;

(h)            any Credit Party or the Investment Manager shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, sequestrator, conservator, liquidator or similar official of itself or of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (vi) take any partnership, limited liability company or corporate action for the purpose of effecting any of the foregoing;

(i)            an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of any Credit Party or the Investment Manager, or appointing a receiver, custodian, trustee, intervenor, sequestrator, conservator, liquidator or similar official of any Credit Party or the Investment Manager, or of all or substantially all of such Person’s assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days;

(j)            any final (i) judgment(s) for the payment of money equal to or in excess of the Threshold Amount in the aggregate or (ii) non-monetary judgment(s) that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, in either case shall be rendered against any Credit Party alone or against one or more of the Credit Parties and such judgment shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Credit Party to enforce any such judgment, unless such judgment is covered by insurance in an amount that would cause any uninsured potential liability not to exceed the Threshold Amount or unless it is being appealed and such Credit Party has posted a bond or cash collateral;

(k)            the issuance to any Credit Party of (i) any administrative order by any Governmental Authority under any Environmental Law, which administrative order is not resolved by settlement within sixty (60) days, or a reasonable basis exists for the issuance to any Credit Party of any such administrative order, or (ii) any injunctive order by any court under any Environmental Law that is not resolved by settlement within sixty (60) days, which, in either case, in the Administrative Agent’s reasonable judgment, will result in a Material Adverse Effect;

(l)            [reserved];

(m)            Investors having Capital Commitments aggregating fifteen percent (15%) or greater of the total Capital Commitments of Investors in the Borrowers shall default in their obligation to fund Drawdowns (on a cumulative basis) when due and such failure shall not be cured within ten (10) Business Days (without regard to any cure or notice periods contained in the applicable Subscription Agreement);

(n)            any Credit Party, the Investment Manager or any affiliated Investor fails to fund any Drawdown when due and such failure shall not be cured within two (2) Business Days (without regard to any cure or notice periods contained in the applicable Subscription Agreement);

(o)            [reserved];

(p)            any Credit Party, the Investment Manager or its affiliated Investor shall repudiate, challenge, or declare unenforceable its Capital Commitment or its obligation to make Capital Contributions to the capital of the Borrowers pursuant to a Drawdown or shall otherwise disaffirm any material provision of any Credit Party’s Constituent Document, as applicable;

(q)            the Management Agreement shall cease to be in full force and effect or the Investment Manager resigns or is removed from said role and a successor Investment Manager acceptable to 100% of the Lenders in their sole discretion is not appointed within ten (10) days;

(r)            an event shall occur that causes a dissolution or liquidation of any Credit Party or proceedings shall be commenced by any Person seeking the dissolution or liquidation of any Credit Party;

(s)            [reserved]; or

(t)            a Change of Control occurs.

Section 10.2      Remedies Upon Event of Default. (a) If an Event of Default shall have occurred, then the Administrative Agent may (and shall at the direction of the Required Lenders): (i) suspend the Commitments of the Lenders; (ii) terminate the Commitments and declare the occurrence of the Maturity Date; (iii) declare the principal of, and all interest then accrued on, the Obligations to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind (other than notice of such declaration) all of which the Credit Parties hereby expressly waive, anything contained in any Loan Document to the contrary notwithstanding; (iv) exercise any right, privilege, or power set forth in Sections 5.2 or 5.3 or the Collateral Documents, including, but not limited to, the initiation of Drawdowns of the Uncalled Capital Commitments; and/or (v) without notice of default or demand, pursue and enforce any of the Secured Parties’ rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any Applicable Law or agreement; provided that if any Event of Default specified in Sections 10.1(h) or 10.1(i) shall occur, the principal of, and all interest on, the Obligations shall thereupon become due and payable concurrently therewith, without any further action by the Administrative Agent or the Lenders, or any of them, and without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which each of the Credit Parties hereby expressly waives.

(b)            Actions with Respect to the Collateral. The Administrative Agent, on behalf of the Secured Parties, is hereby authorized, in the name of the Secured Parties or the name of any Credit Party, at any time or from time to time during the existence of an Event of Default, to: (i) initiate one or more Drawdowns in order to pay the Obligations then due and owing, (ii) notify the Investors to make all payments due or to become due with respect to their Capital Commitments directly to the Administrative Agent or to an account other than the Collateral Accounts, (iii) take or bring in any Credit Party’s name, or that of the Secured Parties, all steps, actions, suits, or proceedings deemed by the Administrative Agent necessary or desirable to effect possession or collection of payments of the Capital Commitments, (iv) complete any contract or agreement of any Credit Party in any way related to payment of any of the Capital Commitments, (v) make allowances or adjustments related to the Capital Commitments, (vi) compromise any claims related to the Capital Commitments, or (vii) exercise any other right, privilege, power, or remedy provided to any Credit Party under its respective Constituent Documents and the Subscription Agreements with respect to the Capital Commitments. Regardless of any provision hereof, in the absence of gross negligence or willful misconduct by the Administrative Agent or the Secured Parties, neither the Administrative Agent nor the Secured Parties shall be liable for failure to collect or for failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Drawdowns or the Capital Commitment or sums due or paid thereon, nor shall they be under any obligation whatsoever to anyone by virtue of the security interests and Liens relating to the Capital Commitment. The Administrative Agent shall give the Borrowers notice of actions taken pursuant to this Section 10.2(b) concurrently with, or promptly after, the taking of such action, but its failure to give such notice shall not affect the validity of such action, nor shall such failure give rise to defenses to the Credit Parties’ obligations hereunder. Notwithstanding the above, during the continuance of an Event of Default, the Credit Parties shall be authorized to issue Drawdowns only with the consent of the Administrative Agent in its sole discretion.

(c)            Additional Action by the Administrative Agent. After the occurrence and during the continuance of an Event of Default, issuance by the Administrative Agent on behalf of the Secured Parties of a receipt to any Person obligated to pay any capital contribution shall be a full and complete release, discharge, and acquittance to such Person to the extent of any amount so paid to the Administrative Agent for the benefit of the Secured Parties so long as such amounts shall not be invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any insolvency law, state or federal law, common law or equitable doctrine. The Administrative Agent, on behalf of the Secured Parties, is hereby authorized and empowered, after the occurrence and during the continuance of an Event of Default, on behalf of any Credit Party, to endorse the name of any Credit Party upon any check, draft, instrument, receipt, instruction, or other document or items, including, but not limited to, all items evidencing payment upon a Capital Contribution of any Person to any Credit Party coming into the Administrative Agent’s possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. After the occurrence and during the continuance of an Event of Default, the Administrative Agent, on behalf of the Secured Parties, is hereby granted an irrevocable power of attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions, or other documents, agreements, or items on behalf of any Credit Party, either before or after demand of payment of the Obligations, as shall be deemed by the Administrative Agent to be necessary or advisable, in the sole discretion of the Administrative Agent, to protect the first priority security interests and Liens in the Collateral (subject to Permitted Liens) or the repayment of the Obligations, and neither the Administrative Agent nor the Secured Parties, in the absence of gross negligence or willful misconduct, shall incur any liability in connection with or arising from its exercise of such power of attorney.

The application by the Administrative Agent of such funds shall, unless the Lenders shall agree otherwise in writing, be the same as set forth in Section 3.4. The Credit Parties acknowledge that all funds so transferred into the Collateral Accounts shall be the property of the Borrowers subject to the first priority, exclusive security interest of the Administrative Agent therein.

Section 10.3      Lender Offset. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Borrower or any other Credit Party against any and all of the obligations of any Borrower or such Credit Party now or hereafter existing under this Credit Agreement or any other Loan Document to such Lender or any of its Affiliates, irrespective of whether or not such Lender or any such Affiliate shall have made any demand under this Credit Agreement or any other Loan Document and although such obligations of any Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.4(c) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section 10.3 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.4      Performance by the Administrative Agent. Should any Credit Party fail to perform any covenant, duty, or agreement contained herein or in any of the Loan Documents, and such failure continues beyond any applicable cure period, the Administrative Agent may, but shall not be obligated to, perform or attempt to perform such covenant, duty, or agreement on behalf of such Person. In such event, the Credit Parties shall, at the request of the Administrative Agent, promptly pay any amount expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent at its designated Agency Services Address, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither the Administrative Agent nor the Lenders assume any liability or responsibility for the performance of any duties of the Credit Parties, or any related Person hereunder or under any of the Loan Documents or other control over the management and affairs of any Credit Party, or any related Person, nor by any such action shall the Administrative Agent or the Lenders be deemed to create a partnership arrangement with any Credit Party, or any related Person.

Section 10.5      Good Faith Duty to Cooperate. In the event that the Secured Parties elect to commence the exercise of remedies, the Credit Parties agree to cooperate in good faith with the Administrative Agent to enable the Administrative Agent to issue Drawdowns and enforce the payment thereof by the Investors, including but not limited to providing contact information for each Investor within three (3) Business Days of request.

ARTICLE XI

AGENCY PROVISIONS

Section 11.1      Appointment and Authorization of Agents.

(a)            Authority. Each Lender (including any Person that is an Assignee, Participant, secured party or other transferee with respect to the interest of such Lender in any Principal Obligation or otherwise under this Credit Agreement) (collectively with such Lender, a “Lender Party”) hereby irrevocably appoints, designates and authorizes each Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such other actions on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Loan Documents, the Agent (i) is acting solely on behalf of the Secured Parties (except to the limited extent provided in Section 12.11(f) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined terms “Administrative Agent” and “Agent”, the terms “agent”, “Agent” and “collateral agent” and similar terms in any Loan Document to refer to the Administrative Agent or the Agent, which terms are used for title purposes only, and (ii) is not assuming and shall not have any actual or implied obligations, functions, responsibilities, duties, under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Secured Party or any other Person, and each Secured Party, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against the Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) and (ii) above. The provisions of this Section 11 are solely for the benefit of the Administrative Agent and the Lenders and none of the Credit Parties, any Investor, or any Affiliate of the foregoing (each, a “Borrower Party”) shall have any rights as a third-party beneficiary of the provisions hereof (except for the provisions that explicitly relate to the Credit Parties in Section 11.10).

(b)            Release of Collateral. The Secured Parties irrevocably authorize the Administrative Agent (without any further consent of the Secured Parties), at the Administrative Agent’s option and in its sole discretion, to release any security interest in or Lien on any Collateral granted to or held by the Administrative Agent: (i) upon termination of this Credit Agreement and the other Loan Documents, termination of the Commitments and payment in full of all of the Obligations (other than contingent obligations for which no claim has yet been made), including all fees and indemnified costs and expenses that are then due and payable pursuant to the terms of the Loan Documents; and (ii) if approved by the Lenders pursuant to the terms of Section 12.1. Upon the request of the Administrative Agent, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 11.1(b).

Section 11.2      Delegation of Duties. Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article XI to the extent provided by such Agent. No Agent shall be responsible to any Lender for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, nor shall it be liable for any action taken or suffered in good faith by it in accordance with the advice of such Persons. The exculpatory provisions of this Section 11 shall apply to any such sub-agent of such Agent.

Section 11.3      Exculpatory Provisions. No Agent nor any of its affiliates, nor any of their respective officers, directors, employees, agents or attorneys-in-fact (each such person, an “Agent-Related Person”), shall be liable for any action taken or omitted to be taken by it under or in connection herewith or in connection with any of the other Loan Documents (except for its own gross negligence or willful misconduct) or be responsible in any manner to any Lender Party for any recitals, statements, representations or warranties made by any of the Borrower Parties contained herein or in any of the other Loan Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by such Agent under or in connection herewith or in connection with the other Loan Documents, or enforceability or sufficiency therefor of any of the other Loan Documents, or for any failure of any Borrower Party to perform its obligations hereunder or thereunder. No Agent-Related Person shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Loan Documents or for any representations, warranties, recitals or statements made herein or therein or made by any Borrower Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent-Related Person to the Lenders or by or on behalf of the Borrower Parties to the Agent-Related Person or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Potential Default or Event of Default or to inspect the properties, books or records of the Borrower Parties. The Agents are not trustees for the Lenders and owe no fiduciary duty to the Lenders. Each Lender Party recognizes and agrees that the Administrative Agent shall not be required to determine independently whether the conditions described in Sections 6.2(a) or 6.2(b) have been satisfied and, when the Administrative Agent disburses funds to Borrowers or accepts any Qualified Borrower Guaranties, it may rely fully upon statements contained in the relevant requests by a Borrower Party.

Section 11.4      Reliance and Liability. Each Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 12.11, (ii) rely on the Register to the extent set forth in Section 12.11(f), (iii) consult with any of its Agent-Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted electronically) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(a)            No Agent and or its Agent-Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Secured Party, each Borrower and each other Credit Party hereby waives and shall not assert (and each Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of the Agent or, as the case may be, such Agent-Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Agent and each Agent-Related Person:

(i)            shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Agent-Related Persons selected with reasonable care (other than employees, officers and directors of the Agent, when acting on behalf of the Agent);

(ii)            shall not be responsible to any Secured Party or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)            makes no warranty or representation, and shall not be responsible, to any Secured Party or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by the Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Agent in connection with the Loan Documents; and

(iv)            shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Potential Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrowers or any Secured Party describing such Potential Default or Event of Default clearly labeled “notice of default” (in which case the Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Secured Party and each Borrower hereby waives and agrees not to assert (and each Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action it might have against the Agent based thereon.

Section 11.5      Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless such Agent has received notice from a Lender or a Borrower Party referring to the Loan Document, describing such Potential Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice, and the Administrative Agent shall take such action with respect to such Potential Default or Event of Default as shall be reasonably directed by the Required Lenders and as is permitted by the Loan Documents.

Section 11.6      Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it shall, independently and without reliance upon the Agent, any other Secured Party or any Agent-Related Person or upon any document (including any offering and disclosure materials in connection with the syndication of the Credit Facility) solely or in part because such document was transmitted by the Agent or any of its Agent-Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by an Agent to the Lenders, such Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of such Agent or any of its Agent-Related Persons.

Section 11.7      Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify, upon demand, each Agent-Related Person (to the extent not reimbursed by a Borrower Party and without limiting any obligation of the Borrower Parties to do so), ratably in accordance with the applicable Lender’s respective Lender’s Pro Rata Share, and hold harmless each Agent-Related Person from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Obligations) be imposed on, incurred by or asserted against it in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by it under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person’s gross negligence or willful misconduct, or related to another Lender; provided, further, that no action taken in accordance with the directions of the Required Lenders or all Lenders, as applicable, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 11.7. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower Parties. The agreements in this Section 11.7 shall survive the termination of the Commitments, payment of all of the Obligations hereunder and under the other Loan Documents or any documents contemplated by or referred to herein or therein, as well as the resignation or replacement of any Agent.

Section 11.8      Agents in Their Individual Capacity. Each Agent and its Affiliates may make loans and other extensions of credit to, acquire interests in, and engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as the Agent and may receive separate fees and other payments therefor. To the extent such Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include such Agent or such Affiliate, as the case may be, in its individual capacity as Lender or one of the Required Lenders, respectively.

Section 11.9      Successor Agents.

(a)            Resignation of Administrative Agent. (i) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers and subject to the consent of the Borrowers (provided no Event of Default has occurred and is continuing at the time of such resignation), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(i)            If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrowers and such Person, remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(ii)            With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 11 and Section 12.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(iii)            [Reserved].

(b)            Resignation of Other Agents. Any other Agent may, at any time, resign upon written notice to the Lenders and the Borrowers. If no successor agent is appointed prior to the effective date of the resignation of the applicable Agent, then the retiring Agent may appoint, after consulting with the Lenders and the Borrowers, a successor Agent from any of the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and shall assume the duties and obligations of such retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Credit Agreement and the other Loan Documents. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 11.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Credit Agreement.

Section 11.10      Reliance by the Borrowers. The Borrowers shall be entitled to rely upon, and to act or refrain from acting on the basis of, any notice, statement, certificate, waiver or other document or instrument delivered by the Administrative Agent to the Borrowers, so long as the Administrative Agent is purporting to act in its respective capacity as the Administrative Agent pursuant to this Credit Agreement, and the Borrowers shall not be responsible or liable to any Lender (or to any Participant or to any Assignee), or as a result of any action or failure to act (including actions or omissions which would otherwise constitute defaults hereunder) which is based upon such reliance upon Administrative Agent. The Borrowers shall be entitled to treat the Administrative Agent as the properly authorized Administrative Agent pursuant to this Credit Agreement until the Borrowers shall have received notice of resignation, and the Borrowers shall not be obligated to recognize any successor Administrative Agent until the Borrowers shall have received written notification satisfactory to them of the appointment of such successor.

Section 11.11      Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Secured Party, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Secured Party or to authorize the Administrative Agent to vote in respect of the claim of any Secured Party in any such proceeding.

ARTICLE XII

MISCELLANEOUS

Section 12.1      Amendments. Neither this Credit Agreement (including the exhibits hereto) nor any other Loan Document to which any Credit Party is a party, nor any of the terms hereof or thereof, may be amended, waived, discharged or terminated, unless such amendment, waiver, discharge, or termination is in writing and signed by the Administrative Agent and Required Lenders, on the one hand, and such Credit Party on the other hand; provided that no such amendment, waiver, discharge, or termination shall, without the consent of:

(a)            each Lender affected thereby:

(i)            reduce or increase the amount or alter the term of the Commitment of such Lender, alter the provisions relating to any fees (or any other payments) payable to such Lender, or accelerate the obligations of such Lender to advance its portion of any Borrowing, as contemplated in Section 2.5;

(ii)            change the application or terms of payments set forth in Section 3.4(b) or (c);

(iii)            extend the time for payment for the principal of or interest on the Obligations, or fees or costs, or reduce the principal amount of the Obligations (except as a result of the application of payments or prepayments), or reduce the rate of interest borne by the Obligations (other than as a result of waiving the applicability of the Default Rate), or otherwise affect the terms of payment of the principal of or any interest on the Obligations or fees or costs hereunder;

(iv)            release any Liens granted under the Collateral Documents, except as otherwise contemplated herein or therein; and

(b)            all Lenders:

(i)            except as otherwise provided by Section 9.5 or 9.11, permit the cancellation, excuse or reduction of the Uncalled Capital Commitment or Capital Commitment of any Included Investor or Designated Investor;

(ii)            amend the definition of “Applicable Requirement”, “Available Commitment”, “Borrowing Base”, “Concentration Limit”, “Debt Limitations”, “Designated Investor”, “Eligible Institution”, “Hedge Termination Value”, “HNW Investor”, “Included Investor”, “Material Amendment”, “Maturity Date”, “Pooled Vehicle Investor”, “Principal Obligations”, “Pro Rata Share”, or the definition of any of the defined terms used therein;

(iii)            change the percentages specified in the definition of Required Lenders herein or any other provision hereof specifying the number or percentage of the Lenders which are required to amend, waive or modify any rights hereunder or otherwise make any determination or grant any consent hereunder;

(iv)            consent to the assignment or transfer by any Credit Party of any of its rights and obligations under (or in respect of) the Loan Documents; or

(v)            amend the terms of Section 3.5(b) or this Section 12.1.

The Administrative Agent agrees that it will notify the Lenders of any proposed amendment to any Loan Document, and deliver drafts of any such proposed amendment to the Lenders, prior to the effectiveness of such proposed amendment. Notwithstanding the above: (A) no provisions of Section 11 may be amended without the consent of the Administrative Agent; and (B) any amendment to a provision of Section 8 or Section 9 that changes the requirements for waivers of an affirmative covenant or negative covenant listed therein shall require the same consent of the Lenders and/or the Administrative Agent that are specified therein as required for a waiver of such affirmative covenant or negative covenant.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above: (1) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersede the unanimous consent provisions set forth herein; (2) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding; and (3) the Administrative Agent may, in its sole discretion, agree to the modification or waiver of any of the other terms of this Credit Agreement or any other Loan Document or consent to any action or failure to act by any Credit Party, if such modification, waiver, or consent is of an administrative nature.

If the Administrative Agent shall request the consent of any Lender to any amendment, change, waiver, discharge, termination, consent or exercise of rights covered by this Credit Agreement, and not receive such consent or denial thereof in writing within ten (10) Business Days of the making of such request by the Administrative Agent, as the case may be, such Lender shall be deemed to have denied its consent to the request.

Section 12.2      Right of Set-off. Each of the Administrative Agent, each Lender, and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Credit Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by the Administrative Agent, such Lender or any of their respective Affiliates to or for the credit or the account of the Borrowers or any other Credit Party against any Obligation of any Credit Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. No Lender shall exercise any such right of setoff without the prior consent of the Administrative Agent or the Required Lenders. Each of the Administrative Agent and each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 12.2 are in addition to any other rights and remedies (including other rights of setoff) that the Administrative Agent, the Lenders, their Affiliates and the other Secured Parties, may have.

Section 12.3      Sharing of Payments, Etc. If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or any remedies under any Collateral Documents, or the receipt of any Collateral or “proceeds” (as defined under the UCC) of Collateral) (and other than pursuant to Section 4.8(b), Section 12.11 or Article IV) and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, the Administrative Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by the Administrative Agent and applied in accordance with this Credit Agreement (or, if such application would then be at the discretion of the Borrowers, applied to repay the Obligations in accordance herewith); provided, however, that (i) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (ii) such Lender shall, to the fullest extent permitted by Applicable Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Credit Party in the amount of such participation. If a Defaulting Lender receives any such payment as described in the previous sentence, such Lender shall turn over such payments to the Administrative Agent in an amount that would satisfy the cash collateral requirements set forth in Section 12.12. Each Lender hereby authorizes and directs the Administrative Agent to coordinate and implement the sharing of collateral contemplated by this Section 12.3 prior to the distribution of proceeds from Drawdowns or proceeds from the exercise of remedies under the Collateral Documents prior to making any distributions of such proceeds to each Lender.

Section 12.4      Waiver. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between any Credit Party, any Affiliate of any Credit Party, the Administrative Agent or any Lender shall be effective to amend, modify or discharge any provision of this Credit Agreement or any of the other Loan Documents. The rights and remedies of the Secured Parties hereunder and under the Loan Documents shall be in addition to all other rights provided by Applicable Law. No modification or waiver of any provision of any of the Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. Subject to the terms of this Credit Agreement (including, without limitation, Section 12.1), the Administrative Agent acting on behalf of all Lenders, and the Credit Parties may from time to time enter into agreements amending or changing any provision of this Credit Agreement or the rights of the Lenders or the Credit Parties hereunder, or may grant waivers or consents to a departure from the due performance of the obligations of the Credit Parties hereunder, any such agreement, waiver or consent made with such written consent of the Administrative Agent being effective to bind all the Lenders, except as provided in Section 12.1. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

Section 12.5      Payment of Expenses; Indemnity.

(a)            Cost and Expenses. Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of the Administrative Agent or Required Lenders, shall be at the expense of such Credit Party, and neither the Administrative Agent nor any other Secured Party shall be required under any Loan Document to reimburse any Credit Party therefor except as expressly provided therein. The Borrowers, jointly and severally, shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of one external counsel for the Administrative Agent), in connection with the preparation, negotiation, execution, delivery, syndication and administration of this Credit Agreement and the other Loan Documents and any Benchmark Replacement Conforming Changes hereto and thereto, and any amendments, modifications, addition of Investors, amendments to any Credit Party’s Constituent Documents, joinder of Borrowers, or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Loan Documents, including its rights under this Section 12.5, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)            Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims), damages, liabilities and related expenses (including the documented fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrowers or any other Credit Party), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Credit Facility), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Credit Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Credit Party or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Credit Party or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 12.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities and related expenses arising from any non-Tax claim.

(c)            Reimbursement by the Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Section 12.5(a) or Section 12.5(b) to be paid by it to the Administrative Agent or any Related Party thereof, each Lender severally agrees to pay to the Administrative Agent or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Principal Obligations at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or against any Related Party thereof acting for the Administrative Agent in connection with such capacity.

(d)            Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrowers and each other Credit Party shall not assert, and hereby waives and releases and agrees not to sue upon, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof, whether or not accrued and whether or not known or suspected to exist in its favor. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)            Payments. All amounts due under this Section 12.5 shall be payable promptly after written demand therefor.

(f)            Survival. Each party’s obligations under this Section 12.5 shall survive the termination of the Loan Documents and payment of the Obligations hereunder.

Section 12.6      Notice.

(a)            Notices Generally. All notices and other communications required or expressly authorized to be made by this Credit Agreement shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth in this Section 12.6, (ii) posted to Syndtrak® (to the extent such system is available and set up by or at the direction of the Administrative Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.syndtrak.com or using such other means of posting to Syndtrak® as may be available and reasonably acceptable to the Administrative Agent prior to such posting, (iii) posted to any other E-System approved by or set up by or at the direction of the Administrative Agent or (iv) addressed to such other address as shall be notified in writing to the other parties hereto. Transmissions made by electronic mail or E-Fax to the Administrative Agent shall be effective only (x) for notices where such transmission is specifically authorized by this Credit Agreement, (y) if such transmission is delivered in compliance with procedures of the Administrative Agent applicable at the time and previously communicated to the Borrowers, and (z) if receipt of such transmission is acknowledged by the Administrative Agent.

If to the Credit Parties:

At the address specified with respect thereto on Schedule I.

If to Capital One as Administrative Agent or Lender:

Capital One, National Association
2 Bethesda Metro Center, 7th Floor
Bethesda, MD 20814
Attention: FIG Portfolio Management
Telephone: (240)-278-2596
Email: louise.che@capitalone.com

With a copy to (which shall not constitute notice hereunder):

Cadwalader, Wickersham & Taft LLP
650 South Tryon Street
Charlotte, North Carolina 28202
Attention: Wesley Misson
Telephone: (704) 348-5355
Facsimile: (704) 348-5200
Email: wesley.misson@cwt.com

If to any other Lender:

At the address and numbers set forth on Schedule II hereof or on the Assignment and Assumption or Lender Joinder Agreement of such Lender.

Any party hereto may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties pursuant to this Section 12.6. With respect to any notice received by the Administrative Agent from any Borrower or any Investor not otherwise addressed herein, the Administrative Agent shall notify the Lenders promptly of the receipt of such notice, and shall provide copies thereof to the Lenders.

(b)            Effectiveness.

(i)            All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Credit Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) if delivered by mail, three (3) Business Days after deposit in the mail, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to the Administrative Agent pursuant to Article I shall be effective until received by the Administrative Agent.

(ii)            The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System shall constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete except as expressly noted in such communication or E-System.

(c)            Electronic Transmissions.

(i)            Authorization. Subject to the provisions of Section 12.6(a), each of the Administrative Agent, the Lenders, each Credit Party and each of their Related Parties, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each Credit Party and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(ii)            Signatures. Subject to the provisions of Section 12.6(a), (A)(1) no posting to any E-System shall be denied legal effect merely because it is made electronically, (2) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (3) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any Uniform Commercial Code, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Applicable Law governing such subject matter, (B) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which the Administrative Agent, each other Secured Party and each Credit Party may rely and assume the authenticity thereof, (C) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (D) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any Applicable Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(iii)            Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to this Section 12.6, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related Contractual Obligations executed by the Administrative Agent and Credit Parties in connection with the use of such E-System.

(iv)            LIMITATION OF LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OF THEIR RELATED PARTIES WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OF THEIR RELATED PARTIES IN CONNECTION WITH ANY E-SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each of the Borrowers, the other Credit Parties executing this Credit Agreement and the Secured Parties agrees that the Administrative Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

Section 12.7      Governing Law. The Loan Documents and any claim, controversy or dispute arising under or related to or in connection therewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

Section 12.8      Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Credit Agreement, including its validity, interpretation, construction, performance and enforcement (including any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest). Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America sitting in the Southern District of New York and, by execution and delivery of this Credit Agreement, each Borrower and each other Credit Party executing this Credit Agreement hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Credit Agreement shall limit the right of the Administrative Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent the Administrative Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents. The parties hereto (and, to the extent set forth in any other Loan Document, each other Credit Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions. Each Credit Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by Applicable Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Borrowers specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing contained in this Section 12.8 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by Applicable Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE. EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PARTY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS, AS APPLICABLE, BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 12.9      Severability; Independence of Provisions. The illegality or unenforceability of any provision of this Credit Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Credit Agreement or any instrument or agreement required hereunder. The parties hereto acknowledge that this Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Credit Agreement.

Section 12.10      Entire Agreement; Release; Survival.

(a)            THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY CREDIT PARTY AND ANY LENDER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT OTHER THAN ANY FEE LETTER. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS CREDIT AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS CREDIT AGREEMENT SHALL GOVERN (UNLESS OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS OR SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

(b)            Execution of this Credit Agreement by the Credit Parties constitutes a full, complete and irrevocable release of any and all claims that each Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Credit Agreement and the other Loan Documents.

(c)            (i) Any indemnification or other protection provided to any Indemnitee pursuant to this Section 12.10, Article IV (Change in Circumstances), Section 12.5 (Payment of Expenses; Indemnity) and Article XI (Agency Provisions), and (ii) the provisions of Section 8 of each Security Agreement, in each case, shall (x) survive the termination of the Commitments and the payment in full of all other Obligations and (y) with respect to clause (i) above, inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

Section 12.11      Binding Effect; Successors and Assigns; Participations.

(a)            Binding Effect; Successors and Assigns Generally. This Credit Agreement shall become effective when it shall have been executed by the Borrowers, the other Credit Parties signatory hereto and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed this Credit Agreement. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, the Borrowers, the other Credit Parties hereto (in each case except for Article X), the Administrative Agent and each Lender receiving the benefits of the Loan Documents and, to the extent provided in Section 12.11(g), each other Secured Party and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document (including in Section 11.9), none of any Borrower, any other Credit Party, or the Administrative Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

(b)            Assignments by Lenders. Each Lender may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations under this Credit Agreement to:

(i)            any existing Lender (other than a Defaulting Lender);

(ii)            any Affiliate of any existing Lender (other than a natural Person or a Defaulting Lender); or

(iii)            any other Person (other than a natural Person, a Defaulting Lender or any Borrower or any of any Borrower’s Affiliates or Subsidiaries) who is an “accredited investor” (as defined in Regulation D of the Securities Act of 1933) acceptable (which acceptances shall not be unreasonably withheld or delayed) to (x) the Administrative Agent, and (y) as long as no Potential Default or Event of Default is continuing, the Borrowers; provided that the acceptances of the Borrowers shall be deemed to have been given unless an objection is delivered to the Administrative Agent within five (5) Business Days after notice of a proposed Sale is delivered to the Borrowers (any such Person described in the preceding clauses (i) through (iii), an “Assignee”). Notwithstanding any provision herein to the contrary:

(A)            each partial Sale shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loan or the Commitment assigned;

(B)            (1) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, no minimum amount need be assigned; and (2) in any case not described in the preceding clause (1), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding hereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed);

(C)            interest accrued, other than any interest that is payable-in-kind, prior to and through the date of any such Sale may not be assigned; and

(D)            such Sales by Lenders who are Defaulting Lenders due to clause (a) of the definition of Defaulting Lender shall be subject to the Administrative Agent’s prior written consent in all instances, unless in connection with such Sale, such Defaulting Lender cures, or causes the cure of, its Defaulting Lender status as contemplated in Section 12.12(b).

The Administrative Agent’s refusal to accept a Sale to a Credit Party, a Subsidiary of a Credit Party or a Person that would be a Defaulting Lender, or the imposition of conditions or limitations (including limitations on voting) upon Sales to such Persons, shall not be deemed to be unreasonable. Any purported assignment or transfer by a Lender of its rights or obligations under this Credit Agreement and the other Loan Documents to any Person not Affiliated with the Borrowers that does not comply with the terms hereof shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation of such rights and obligations in accordance with Section 12.11(g), provided that such treatment shall not relieve any assigning Lender from any liabilities arising as a consequence of its breach of this Credit Agreement.

(c)            Procedure. The parties to each Sale made in reliance on clause (b) above (other than those described in clause (g) or (i) below) shall execute and deliver to Agent an Assignment and Assumption via an electronic settlement system designated by the Administrative Agent (or, if previously agreed with the Administrative Agent, via a manual execution and delivery of the Assignment and Assumption) evidencing such Sale, together with (i) any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to the Administrative Agent), (ii) any Tax forms required to be delivered pursuant to Section 4.1, (iii) if requested by the Administrative Agent, an Administrative Questionnaire if the Assignee is not a Lender, and (iv) payment of an assignment fee in the amount of $3,500 to the Administrative Agent, unless waived or reduced by the Administrative Agent; provided that (x) if a Sale by a Lender is made to an Affiliate of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (y) if a Sale by a Lender is made to an Assignee that is not an Affiliate of such assignor Lender, and concurrently to one or more Affiliates of such Assignee, then only one assignment fee of $3,500 shall be due in connection with such Sale (unless waived or reduced by the Administrative Agent). Upon receipt of all the foregoing, and conditioned upon such receipt, from and after the effective date specified in such Assignment and Assumption, the Administrative Agent shall record or cause to be recorded in the Register the information contained in such Assignment and Assumption.

(d)            Effectiveness. Subject to the recording of an Assignment and Assumption by the Administrative Agent in the Register pursuant to Section 12.11(f), (i) the Assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such Assignee pursuant to such Assignment and Assumption, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such Assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Credit Agreement have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.11(g).

(e)            Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the Assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable Assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full share of all Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the Assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs.

(f)            Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices, a copy of each Assignment and Assumption and each Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and any Lender , at any reasonable time and from time to time upon reasonable prior notice.

(g)            Participants and SPVs. In addition to the other rights provided in this Section 12.11, each Lender may, (x) with notice to the Administrative Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from the Administrative Agent or the Borrowers, sell participations to one or more Persons (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Loans); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or Participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Credit Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such Participant and SPV shall be entitled to the benefit of Article IV, but, with respect to Section 4.1, only to the extent such Participant or SPV delivers the Tax forms such Lender is required to collect pursuant to Section 4.1 and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation except to the extent such entitlement to receive a greater amount results from any change in, or in the interpretation of, any Applicable Law that occurs after the date such grant or participation is made (and in consideration of the foregoing, each such Participant and SPV shall be deemed to have acknowledged and agreed to be bound by the provisions of Section 4.8(b)) and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to the Administrative Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or Participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or Participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (i) and (ii) of Section 12.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such Participant or SPV would otherwise be entitled and, in the case of Participants, except for those described in clause (iii) of Section 12.1(a). No party hereto shall institute (and each Borrower shall cause each other Credit Party not to institute) against any SPV grantee of an option pursuant to this clause (g) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to be reimbursed by such SPV for any such liability). The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations.

(h)            Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other Obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person other than the Administrative Agent except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent shall have no responsibility for maintaining a Participant Register.

(i)            Grant of Security Interests. In addition to the other rights provided in this Section 12.11, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Credit Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to the Administrative Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Indebtedness or equity securities, by notice to the Administrative Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

(j)            Addition of Lenders. With the prior written consent of the Administrative Agent in its sole discretion, at the request of the Borrowers, a new lender may join the Credit Facility as a Lender by delivering a Lender Joinder Agreement to the Administrative Agent, and such new Lender shall assume all rights and obligations of a Lender under this Credit Agreement and the other Loan Documents; provided that:

(i)            the Commitment of the new Lender shall be in addition to the Commitment of the existing Lenders in effect on the date of such new Lender’s entry into the Credit Facility and the Maximum Commitment shall be increased in a corresponding amount;

(ii)            the Commitment of the new Lender shall be in a minimum amount of $5,000,000, or such lesser amount agreed to by the Administrative Agent; and

(iii)            the parties shall execute and deliver to the Administrative Agent a Lender Joinder Agreement, any amendment hereto determined necessary or appropriate by the Administrative Agent in connection with such Lender Joinder Agreement and the Borrowers shall execute such new Notes as the Administrative Agent or any Lender may request.

(k)            Disclosure of Information. Any Lender may furnish any information concerning any Credit Party in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants), subject, however, to the provisions of Section 12.17.

Section 12.12      Defaulting Lenders.

(a)            Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)            Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be excluded as set forth in the definition of Required Lenders.

(ii)            Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.2 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrowers may request (so long as no Potential Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Credit Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; fifth, so long as no Potential Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or were issued at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their Commitments without giving effect to Section 12.12(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 12.12(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)            Certain Fees. Each Defaulting Lender shall be entitled to receive interest for any period during which such Lender is a Defaulting Lender only to extent allocable to the sum of the outstanding principal amount of the Loans funded by it.

(b)            Defaulting Lender Cure. If the Borrowers and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their Commitments (without giving effect to Section 12.12(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 12.13      All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Credit Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

Section 12.14      Headings. The captions and headings of this Credit Agreement are for convenience of reference only and shall not affect the interpretation of this Credit Agreement.

Section 12.15      Survival. All representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans.

Section 12.16      Full Recourse. The payment and performance of the Obligations shall be fully recourse to the Borrowers and their properties and assets.

Section 12.17      Availability of Records; Confidentiality. Each of the Administrative Agent and each Lender agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document, except that such information may be disclosed (i) with the Borrowers’ consent, (ii) to Related Parties of such Lender or the Administrative Agent, as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 12.17 or (B) available to or in the possession of such Lender or the Administrative Agent or any of their Related Parties, as the case may be, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by Applicable Law or other legal process or requested or demanded by any Governmental Authority or any other regulatory or self-regulatory authority having jurisdiction over such Person or its Affiliates, (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Credit Parties, (vii) to current or prospective Assignees, SPVs (including the investors or prospective investors therein) or Participants, financing sources, or insurers and to their respective Related Parties, in each case to the extent such Assignees, investors, Participants, financing sources, insurers or Related Parties agree to be bound by provisions substantially similar to the provisions of this Section 12.17 (and such Person may disclose information to their respective Related Parties in accordance with clause (ii) above), (viii) to any other party hereto, and (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender or the Administrative Agent or any of their Related Parties is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Parties referring to a Lender or the Administrative Agent or any of their Related Parties. In addition, the Administrative Agent and the Lenders may disclose this Credit Agreement and information about this Credit Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Credit Agreement, the other Loan Documents, and the Commitments and for purposes of general portfolio, benchmarking and market data analysis. In the event of any conflict between the terms of this Section 12.17 and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 12.17 shall govern.

Section 12.18      Marshalling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any property in favor of any Credit Party or any other Person or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from a Borrower or any other Credit Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

Section 12.19      Customer Identification Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that U.S. law requires each U.S. Lender and the Administrative Agent to obtain, verify and record information that identifies each Credit Party (or, in certain situations, a Beneficial Owner of such Credit Party), which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Credit Party (or such Beneficial Owner).

Section 12.20      Multiple Counterparts. This Credit Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Credit Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 12.21      Term of Agreement. This Credit Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent obligations not then due) arising under the Loan Documents shall have been indefeasibly and irrevocably paid and satisfied in full and all Commitments have been terminated. No termination of this Credit Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Credit Agreement which survives such termination.

Section 12.22      Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Credit Agreement and any other Loan Document, the terms of this Credit Agreement shall control; provided that any provision of the Collateral Documents which imposes additional burdens on any Credit Party or further restricts the rights of any Credit Party or any of its Affiliates or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Credit Agreement and shall be given full force and effect.

Section 12.23      Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to ~~Write-Down~~the write-down and ~~Conversion Powers~~conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)      ~~(a)~~      the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder ~~which~~that may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)      ~~(b)~~      the effects of any Bail-In Action on any such liability, including, if applicable:

(i)      ~~(i)~~      a reduction in full or in part or cancellation of any such liability;

(ii)      ~~(ii)~~      a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document; or

(iii)      ~~(iii)~~      the variation of the terms of such liability in connection with the exercise of ~~Write-Down~~the write-down and ~~Conversion Powers~~conversion powers of the applicable Resolution Authority.

Section 12.24      Erroneous Payments.

(a)            If the Administrative Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within five (5) Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 12.24 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)            Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Credit Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)            it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)            such Lender shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 12.24(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 12.24(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 12.24(a) or on whether or not an Erroneous Payment has been made.

(c)            Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)            The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided that this Section 12.24 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower for the purpose of a payment on the Obligations.

(e)            To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 12.24 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW.

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and year first above written.

BORROWER:

STONE POINT CREDIT CORPORATION

By:
Name:
Title:

Stone Point Credit Corporation

Revolving Credit Agreement

Acknowledged and agreed to with respect to Section 5.4 only:

INVESTMENT MANAGER:

By: STONE POINT CREDIT ADVISER LLC

By:
Name:
Title:

Stone Point Credit Corporation

Revolving Credit Agreement

ADMINISTRATIVE AGENT AND LENDERS:

CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent, Sole Lead Arranger and a Lender

By:
Name:
Title:

Stone Point Credit Corporation

Revolving Credit Agreement

SCHEDULE I

Credit Party Information

[Intentionally Omitted]

Schedule I

SCHEDULE II

Commitments

Lender Name	Commitment
Capital One, National Association	$~~125,000,000~~85,000,000

Schedule II

SCHEDULE III

Credit Party Organizational Structure

[Intentionally Omitted]

Schedule III